                                LOAN AGREEMENT



                           Dated as of July 1, 1996



                                     among



                               MGM GRAND, INC.,
                                  as Borrower



                     The Banks and Co-Agents herein named




                                      and



            BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION
                            as Administrative Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
Article 1       DEFINITIONS AND ACCOUNTING TERMS ......................    1

        1.1     Defined Terms .........................................    1
        1.2     Use of Defined Terms ..................................   34
        1.3     Accounting Terms - Fiscal Periods .....................   34
        1.4     Rounding ..............................................   35
        1.5     Exhibits and Schedules ................................   35
        1.6     Miscellaneous Terms ...................................   35

Article 2       LOANS AND LETTERS OF CREDIT ...........................   36

        2.1     Loans-General .........................................   36
        2.2     Base Rate Loans .......................................   37
        2.3     Eurodollar Rate Loans .................................   37
        2.4     Letters of Credit .....................................   38
        2.5     Swing Line ............................................   42
        2.6     Increase to the Commitment ............................   44
        2.7     Voluntary Reduction of Commitment .....................   46
        2.8     Scheduled Reduction of Commitment .....................   46
        2.9     Extension of the Reduction Date and the
                Maturity Date .........................................   46
        2.10    Optional Termination of Commitment ....................   47
        2.11    Administrative Agent's Right to Assume Funds
                Available for Advances ................................   48
        2.12    Collateral and Guaranty ...............................   48
        2.13    Senior Indebtedness ...................................   48

Article 3       PAYMENTS AND FEES .....................................   49

        3.1     Principal and Interest ................................   49
        3.2     Underwriting Fees .....................................   50
        3.3     Upfront Fees ..........................................   50
        3.4     Commitment Fees .......................................   51
        3.5     Letter of Credit Fees .................................   51
        3.6     Agency Fees ...........................................   52
        3.7     Increased Commitment Costs ............................   52
        3.8     Eurodollar Costs and Related Matters ..................   53
        3.9     Late Payments .........................................   57
        3.10    Computation of Interest and Fees ......................   57
        3.11    Non-Banking Days ......................................   58
        3.12    Manner and Treatment of Payments ......................   58
        3.13    Funding Sources .......................................   60
        3.14    Failure to Charge Not Subsequent Waiver ...............   60
        3.15    Administrative Agent's Right to Assume
                Payments Will be Made by Borrower .....................   60
        3.16    Fee Determination Detail ..............................   61
        3.17    Survivability .........................................   61

Article 4       REPRESENTATIONS AND WARRANTIES ........................   62

        4.1     Existence and Qualification; Power; Compliance
                With Laws .............................................   62
        4.2     Authority; Compliance With Other Agreements
                and Instruments and Government Regulations ............   62
        4.3     No Governmental Approvals Required ....................   63
        4.4     Subsidiaries...........................................   63
        4.5     Financial Statements ..................................   64
        4.6     No Other Liabilities; No Material Adverse
                Changes ...............................................   65
        4.7     Title to Property......................................   65
        4.8     Intangible Assets .....................................   65
        4.9     Public Utility Holding Company Act ....................   65
        4.10    Litigation ............................................   65
        4.11    Binding Obligations ...................................   66
        4.12    No Default ............................................   66
        4.13    ERISA .................................................   66
        4.14    Regulations G, T, U and X; Investment Company
                Act ...................................................   67
        4.15    Disclosure ............................................   67
        4.16    Tax Liability .........................................   67
        4.17    Projections ...........................................   67
        4.18    Hazardous Materials....................................   67
        4.19    Security Interests ....................................   68

Article 5       AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION
                AND REPORTING REQUIREMENTS) ...........................   70

        5.1     Payment of Taxes and Other Potential Liens ............   70
        5.2     Preservation of Existence .............................   70
        5.3     Maintenance of Properties .............................   70
        5.4     Maintenance of Insurance ..............................   71
        5.5     Compliance With Laws ..................................   71
        5.6     Inspection Rights .....................................   71
        5.7     Keeping of Records and Books of Account ...............   71
        5.8     Compliance With Agreements ............................   71
        5.9     Use of Proceeds .......................................   72
        5.10    New Restricted Subsidiaries ...........................   72
        5.11    Hazardous Materials Laws ..............................   72
        5.12    Change of Name ........................................   72
        5.13    MGM Grand - Atlantic City .............................   73
        5.14    Completion Certificates................................   74

Article 6       NEGATIVE COVENANTS ....................................   76

        6.1     Payment of Subordinated Obligations ...................   76
        6.2     Disposition of Property ...............................   76
        6.3     Mergers ...............................................   77
        6.4     Hostile Acquisitions ..................................   77
        6.5     Distributions .........................................   77
        6.6     ERISA .................................................   77
        6.7     Change in Nature of Business ..........................   78
        6.8     Liens and Negative Pledges ............................   78

        6.9     Indebtedness and Guaranty Obligations .................   79
        6.10    Transactions with Affiliates ..........................   80
        6.11    Leverage Ratio ........................................   81
        6.12    Interest Charge Coverage Ratio ........................   81
        6.13    Capital Expenditures ..................................   81
        6.14    Tangible Net Worth ....................................   82
        6.15    Investments ...........................................   82
        6.16    Restricted Subsidiary Indebtedness and
                Guaranty Obligations ..................................   83

Article 7       INFORMATION AND REPORTING REQUIREMENTS ................   85

        7.1     Financial and Business Information ....................   85
        7.2     Compliance Certificates ...............................   89

Article 8       CONDITIONS ............................................   90

        8.1     Initial Advances on the Closing Date ..................   90
        8.2     Advances in Excess of $150,000,000 ....................   92
        8.3     Any Advance ...........................................   96

Article 9       EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF
                DEFAULT ...............................................   97

        9.1     Events of Default .....................................   97
        9.2     Remedies Upon Event of Default ........................   99

Article 10      THE ADMINISTRATIVE AGENT ..............................  103

        10.1    Appointment and Authorization .........................  103
        10.2    Administrative Agent and Affiliates ...................  103
        10.3    Proportionate Interest in any Collateral ..............  103
        10.4    Banks' Credit Decisions ...............................  104
        10.5    Action by Administrative Agent ........................  104
        10.6    Liability of Administrative Agent .....................  105
        10.7    Indemnification .......................................  106
        10.8    Successor Administrative Agent ........................  107
        10.9    Foreclosure on Collateral .............................  108
        10.10   No Obligations of Borrower ............................  108

Article 11      MISCELLANEOUS .........................................  109

        11.1    Cumulative Remedies; No Waiver ........................  109
        11.2    Amendments; Consents ..................................  109
        11.3    Costs, Expenses and Taxes .............................  110
        11.4    Nature of Banks' Obligations ..........................  111
        11.5    Survival of Representations and Warranties ............  112
        11.6    Notices ...............................................  112
        11.7    Execution of Loan Documents ...........................  112
        11.8    Binding Effect; Assignment ............................  113
        11.9    Right of Setoff .......................................  116
        11.10   Sharing of Setoffs ....................................  116
        11.11   Indemnity by Borrower .................................  117
        11.12   Nonliability of the Banks .............................  118

        11.13   No Third Parties Benefited ............................  119
        11.14   Confidentiality .......................................  120
        11.15   Further Assurances ....................................  120
        11.16   Integration ...........................................  120
        11.17   Governing Law .........................................  121
        11.18   Severability of Provisions ............................  121
        11.19   Headings ..............................................  121
        11.20   Time of the Essence ...................................  121
        11.21   Foreign Banks and Participants ........................  121
        11.22   Hazardous Material Indemnity...........................  122
        11.23   Gaming Boards .........................................  123
        11.24   Lien Releases .........................................  123
        11.25   Termination; Release of Liens .........................  124
        11.26   Removal of a Bank .....................................  124
        11.27   Waiver of Right to Trial by Jury ......................  125
        11.28   Purported Oral Amendments .............................  125

Exhibits
--------

A - Borrower Security Agreement
B - Commitment Assignment and Acceptance
C - Compliance Certificate
D - Copyright Assignment
E - Irrevocable Security Agreement - Defeasance
F - Joinder Agreement
G - Nevada Deed of Trust
H - Nevada Pledge Escrow Agreement
I - Note
J-1 Opinion of CWMFJG&S (Closing Date)
J-2 Opinion of Lionel Sawyer & Collins (Closing Date)
J-3 Opinion of CWMFJG&S (Second Closing Date)
J-4 Opinion of Lionel Sawyer & Collins (Second Closing Date)
J-5 Opinion of New Jersey counsel (Second Closing Date)
K - Pledge Agreement
L - Pricing Certificate
M - Request for Letter of Credit
N - Request for Loan
O - Solvency Certificate
P - Subsidiary Guaranty
Q - Subsidiary Pledge Agreement
R - Subsidiary Security Agreement
S - Trademark Security Interest Assignment

Schedules
---------

1.1  Bank Commitments
4.3  Governmental Approvals
4.4  Subsidiaries
4.7  Existing Liens, Negative Pledges and Rights of Others
4.8  Trademarks and Trade Names
4.10 Material Litigation
4.17 Projections
4.18 Environmental Matters
6.9  Existing Indebtedness and Guaranty Obligations

6.13 Required Investments in New York for Capital Expenditures
6.15 Existing Investments

                                LOAN AGREEMENT
                                --------------

                           Dated as of July 1, 1996

          This Loan Agreement ("Agreement") is entered into by and among MGM Grand, Inc., a Delaware corporation ("Borrower"), each bank whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8
                                                               ----
(collectively, the "Banks" and individually, a "Bank"), Bank of Scotland, CIBC Inc., Societe Generale, The Long-Term Credit Bank of Japan, Ltd., and Wells Fargo Bank, N.A., as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent.

          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:


                                   Article 1
                        DEFINITIONS AND ACCOUNTING TERMS
                        --------------------------------


          1.1     Defined Terms.  As used in this Agreement, the following terms
                  -------------
shall have the meanings set forth below:

          "Acquisition" means any transaction, or any series of related
           -----------
     transactions, by which Borrower or its Restricted Subsidiaries directly or indirectly (i) acquire any going business or all or substantially all of the assets of any Person, or any division thereof, whether through purchase of assets, merger or otherwise, or (ii) acquire (in one transaction or as the most recent transaction in a series of transactions) control of at least a majority in ordinary voting power of the securities of a corporation which have ordinary voting power for the election of directors, or (iii) acquire control of a 50% or more ownership interest in any partnership, joint venture or any other Person.

          "Administrative Agent" means Bank of America, when acting in its
           --------------------
     capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

          "Administrative Agent's Office" means the Administrative Agent's
           -----------------------------
     address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

          "Advance" means any advance made or to be made by any Bank to
           -------
     Borrower as provided in Article 2, and includes each Base Rate Advance and
                             ---------      --------
     Eurodollar Rate Advance.

          "Affiliate" means, as to any Person, any other Person which directly
           ---------
     or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or
                 --------
     indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be presumed (subject to rebuttal by a preponderance of the evidence) to control such corporation, partnership or other Person.

          "Aggregate Effective Amount" means, as of any date of determination
           --------------------------
     and with respect to all Letters of Credit then outstanding, the sum of (a)
                                                                     ---
     the aggregate effective face amounts of all such Letters of Credit not then paid by the Issuing Bank plus (b) the aggregate amounts paid by the Issuing
                              ----
     Bank under such Letters of Credit not then reimbursed to the Issuing Bank by Borrower pursuant to Section 2.4(d) and not the subject of Advances made
                                     ------
     pursuant to Section 2.4(e).
                         ------

          "Agreement" means this Loan Agreement, either as originally executed
           ---------
     or as it may from time to time be supplemented, modified, amended, restated or extended.

          "Annualized Cash Flow" means, as of the last day of any Fiscal Quarter
           --------------------
     and without duplication, (a) Borrower Group EBITDA for the four Fiscal Quarters ended on that date, plus (b) Pre-Opening Expenses for the same
                                  ----
     period, plus (c) EBITDA of the Australia Companies for the same period,
             ----
     plus (d) New York Income Received for the same period, in each case,
     ----
     determined in accordance with Generally Accepted Accounting Principles.

          "Arranger" means BA Securities, Inc.
           --------

          "Atlantic City" means MGM Grand Atlantic City, Inc., a New Jersey
           -------------
     corporation which will be the owner of the proposed MGM Grand - Atlantic City, its successors and permitted assigns.

          "Atlantic City Completion Date" means the date upon which MGM Grand
           -----------------------------
     - Atlantic City is licensed to conduct gaming and open for business to the general public with (a) at least 95% of the hotel rooms provided for in the construction plans ready for occupancy, (b) at least 95% of the square footage of casino space provided for in the construction plans ready for gaming and (c) substantially all other amenities of the MGM Grand - Atlantic City substantially complete.

          "Australia Companies" means, collectively, (a) MGM Grand Diamond,
           -------------------
     Inc., a Nevada corporation, (b) its wholly owned Subsidiary, MGM Grand Australia Pty., Ltd., a corporation organized under the laws of the Northern Territory of Australia, and (c) each Subsidiary of MGM Grand Australia Pty., Ltd., their successors and permitted assigns.

          "Australia Option Agreement" means that certain Option Deed dated June
           --------------------------
     30, 1995, as amended, among Borrower, certain of the Australia Companies, and the other parties named therein, as in effect on the Closing Date, a copy of which has been delivered to the Administrative Agent and the Banks.

          "Average Quarterly Funded Debt" means, as of the last day of each
           -----------------------------
     Fiscal Quarter, the average of the principal amount of Funded Debt outstanding on the last day of each of the three calendar months comprising such Fiscal Quarter.

          "Bank" means each bank whose name is set forth in the signature pages
           ----
     of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to Section 11.8 (and to the extent a party to a
                                        ----
     Secured Swap Agreement, any Affiliate of a Bank).

          "Bank of America" means Bank of America National Trust and Savings
           ---------------
     Association, its successors and assigns.

          "Bank Disqualification" means, with respect to any Bank:
           ---------------------

               (a) the failure of that Bank timely to file pursuant to applicable Gaming Laws (i) any application requested of the Bank by any Gaming Board in connection with any licensing required of that Bank as a lender to Borrower or (ii) any required application or other papers in connection with determination of the suitability of the Bank as a lender to Borrower;

               (b) the withdrawal by that Bank (except where requested or permitted by the Gaming Board) of any such application or other required papers; or

               (c) any final determination by a Gaming Board pursuant to applicable Gaming Laws (i) that the Bank is "unsuitable" as a lender to Borrower, (ii) that the Bank shall be "disqualified" as a lender to Borrower or (iii) denying the issuance to the Bank of any license required under applicable Gaming Laws to be held by all lenders to Borrower.

          "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or
           -----------
     Friday, other than a day on which banks are authorized or required to be
             ----------
     closed in California, Nevada or New York.

          "Base Rate" means, as of any date of determination, the rate per annum
           ---------
     (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (a) the Reference Rate in effect on such date and (b) the
     ---------
     Federal Funds Rate in effect on such date plus 1/2 of 1% (50 basis points).

          "Base Rate Advance" means an Advance made hereunder and specified to
           -----------------
     be a Base Rate Advance in accordance with Article 2.
                                               ---------

          "Base Rate Loan" means a Loan made hereunder and specified to be a
           --------------
     Base Rate Loan in accordance with Article 2.
                                       ---------

          "Base Rate Margin" means, for each Pricing Period, the interest rate
           ----------------
     margin set forth below (expressed in basis points per annum) opposite the Pricing Level for that Pricing Period:

                    Pricing Level                       Margin
                    -------------                      -------

                          I                                  0
                         II                                  0
                        III                              25.00
                         IV                              50.00
                          V                              75.00
                         VI                             100.00

          "Borrower" means MGM Grand, Inc., a Delawarecorporation, its
           --------
     successors and permitted assigns.

          "Borrower Group EBITDA" means, for any fiscal period,the EBITDA of
           ---------------------
     Borrower and its Restricted Subsidiaries for that fiscal period.

          "Borrower Security Agreement" means the Borrower Security Agreement to
           ---------------------------
     be executed by Borrower on the Second Closing Date, substantially in the form of Exhibit A, either as originally executed or as the same may from
             ---------
     time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Capital Expenditure" means any expenditure for or related to fixed
           -------------------
     assets or purchased intangibles that is treated as a capital expenditure under Generally Accepted Accounting Principles, including any amount which
                                                     ---------
     is required to be treated as an asset subject to a Capital Lease
     Obligation.

          "Capital Lease Obligations" means all monetary obligations of a Person
           -------------------------
     under any leasing or similar arrangement which, in accordance with Generally Accepted Accounting Principles, is classified as a capital lease.

          "Cash" means, when used in connection with any Person, all monetary
           ----
     and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Cash Equivalents" means, when used in connection with any Person,
           ----------------
     that Person's Investments in:

               (a) Government Securities due within one year after the date of the making of the Investment;

               (b) readily marketable direct obligations of any State of the United States of America or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.) in each case due within one year from the making of the Investment;

               (c) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any Bank or by any bank incorporated under the Laws of the United States of America, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

               (d) certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000, in each case due within one year after the date of the making of the Investment;

               (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934, as amended, having on the date of the Investment capital of at least $50,000,000, due within 90 days after the date of the making of the Investment; provided that the maker of
                                                    --------
          the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

               (f) readily marketable commercial paper or other debt securities issued by corporations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clause
          (c) or (d) above given on the date of such Investment a credit rating
           -      -
          of at least P-1 by Moody's Investors Service, Inc. or A-1 by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case due within one year after the date of the making of the Investment;

               (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof (i) given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), in each case having an investment period not exceeding 50 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a Bank or a bank described in clauses (c) or (d)
                                                                  -      -
          above;

               (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clause (c) or (d) hereof, or a registered broker
                                      -      -
          or dealer described in clause (e) hereof, that has and maintains an
                                         -
          investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and given on the
                                          -           -
          date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.); and

               (i) corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the Laws of the United States of America or any State thereof, or a participation interest therein; provided that any commercial paper
                                          --------
          issued by such corporation is given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. and AA by Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.).

          "Cash Interest Charges" means, for any Person and for any period, that
           ---------------------
     portion of Interest Charges of that Person which are paid or currently payable in Cash during that period excluding intercompany accounts.

          "Certificate of a Responsible Official" means a certificate signed by
           -------------------------------------
     a Responsible Official of the Person providing the certificate.

          "Change in Control" means (a) any transaction or series of related
           -----------------
     transactions in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the outstanding common stock of Borrower or (b) during any period of 24 consecutive months, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new or replacement directors whose election by the board of directors, or whose nomination for election, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for reelection was previously so approved) cease for any reason to constitute a majority of the directors then in office, provided,
                                                               --------
     however, that no Change in Control shall exist for so long as Tracinda Corporation, a Nevada corporation, and its Affiliates continue to be the beneficial owner of 30% or more of the common stock of Borrower and no other Person is the owner of more of the common stock of Borrower than Tracinda Corporation and its Affiliates.

          "Closing Date" means the time and Banking Day on which the conditions
           ------------
     set forth in Section 8.1 are satisfied or waived. The Administrative Agent
                          ---
     shall notify Borrower and the Banks of the date that is the Closing Date.

          "Co-Agents" means, collectively, Bank of Scotland, Societe Generale,
           ---------
     The Long-Term Credit Bank of Japan, Ltd., Wells Fargo Bank, N.A., and CIBC Inc. The capacity of each Co-Agent is titular in nature only and the Co-Agents shall have no rights, duties or responsibilities under the Loan Documents beyond those of a Bank.

          "Code" means the Internal Revenue Code of 1986, as amended or replaced
           ----
     and as in effect from time to time.

          "Collateral" means all of the collateral covered by the Collateral
           ----------
     Documents.

          "Collateral Documents" means, collectively, the Irrevocable Security
           --------------------
     Agreement - Defeasance, the Borrower Security Agreement, the Pledge Agreement, each Subsidiary Pledge Agreement, the Trademark Security Interest Assignment, the Copyright Assignment, the Subsidiary Security Agreements, the Deeds of Trust and any other security agreement, pledge agreement, deed of trust, mortgage or other collateral security agreement hereafter executed and delivered by Borrower or any of its Restricted Subsidiaries to secure the Obligations.

          "Commercial Letter of Credit" means each Letter of Credit issued to
           ---------------------------
     support the purchase of goods by Borrower which is determined to be a commercial letter of credit by the Issuing Bank.

          "Commitment" means, subject to Sections 2.6, 2.7, 2.8 and 2.10,
           ----------                             ---  ---  ---     ----
     $500,000,000. As of the Closing Date, the respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1.
                                                           ------------

          "Commitment Assignment and Acceptance" means a commitment assignment
           ------------------------------------
     and acceptance substantially in the form of Exhibit B.
                                                 ---------

          "Commitment Fee Rate" means, for each Pricing Period, the rate set
           -------------------
     forth below (expressed in basis points per annum) opposite the Pricing Level for that Pricing Period:

                Pricing Level               Commitment Fee Rate
                -------------               -------------------

                       I                            25.00
                      II                            31.25
                     III                            37.50
                      IV                            37.50
                       V                            43.75
                      VI                            50.00

          "Commitment Increase Date" has the meaning set forth for that term in
           ------------------------
     Section 2.6(a).
             ------

          "Compliance Certificate" means a certificate substantially in the form
           ----------------------
     of Exhibit C, properly completed and signed by a Senior Officer of
        ---------
     Borrower.

          "Contractual Obligation" means, as to any Person, any provision of any
           ----------------------
     outstanding security issued by that Person or of any material agreement, instrument or undertaking to which that Person is a party or by which it or any of its Property is bound.

          "Copyright Assignment" means the Copyright Assignment to be executed
           --------------------
     and delivered by Borrower and its Restricted Subsidiaries on the Second Closing Date substantially in the form of Exhibit D, either as originally
                                               ---------
     executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Creditors" means, collectively, the Administrative Agent, the Issuing
           ---------
     Bank, the Swing Line Bank, each Bank and, where the context requires, any one or more of them.

          "CSG" means Bank of America Construction Services Group.
           ---

          "Debtor Relief Laws" means the Bankruptcy Code of the United States of
           ------------------
     America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

          "Deeds of Trust" means the Nevada Deed of Trust and, when executed,
           --------------
     the deed of trust or mortgage covering the MGM Grand - Atlantic City referred to in Section 5.13.
                            ----

          "Default" means any event that, with the giving of any applicable
           -------
     notice or passage of time specified in Section 9.1, or both, would be an
                                                    ---
     Event of Default.

          "Default Rate" means the interest rate prescribed in Section 3.9.
           ------------                                                ---

          "Designated Deposit Account" means a deposit account to be maintained
           --------------------------
     by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent.

          "Designated Eurodollar Market" means, with respect to any Eurodollar
           ----------------------------
     Rate Loan, (a) the London Eurodollar Market, (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines in good faith that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Eurodollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Banks. The Administrative Agent will endeavor to provide prompt notice to Borrower of any change in the location of the Designated Eurodollar Market.

          "Disposition" means the voluntary sale, transfer or other disposition
           -----------
     of any asset of Borrower or any of its Restricted Subsidiaries other than
                                                                    ----- ----
     the voluntary sale, transfer or other disposition of (a) Cash, Cash Equivalents, Investments (other than Investments in a Restricted
                               ----- ----
     Subsidiary, New York, Monorail or the Australia Companies), inventory or other assets sold, leased or otherwise disposed of in the ordinary course of business of Borrower or any of its Restricted Subsidiaries, (b) equipment sold or otherwise disposed of where substantially similar equipment in replacement thereof has theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or any of its Restricted Subsidiaries, or where Borrower or the Restricted Subsidiary determine in good faith that the failure to replace such equipment will not be detrimental in any material respect to the business of Borrower or any of its Restricted Subsidiaries or (c) of Property to Borrower or any of its Restricted Subsidiaries.

          "Distribution" means, with respect to any shares of capital stock or
           ------------
     any warrant or option to purchase an equity security or other equity security issued by a Person, (a) the retirement, redemption, purchase or other acquisition for Cash or for Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person of any such security, (b) the declaration or (without duplication) payment by such Person of any dividend in Cash or in Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) on or with respect to any such security, (c) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (d) any other payment in Cash or Property (other than capital stock, or any warrants or options to purchase an equity security or other security of such Person) by such Person constituting a distribution under applicable Laws with respect to such security.

          "Dollars" or "$" means United States dollars.
           -------      -

          "EBITDA" means, with respect to any fiscal period and with respect to
           ------
     any Person, the sum of (a) Net Income of such Person for that period, plus
                     --- --                                                ----
     (b) any extraordinary loss reflected in such Net Income, minus (c) any
                                                              -----
     extraordinary gain reflected in such Net Income, plus (d) Interest Charges
                                                      ----
     of such Person for that period, plus (e) the aggregate amount of federal
                                     ----
     and state taxes on or measured by income of such Person for that period (whether or not payable during that period) plus (f) depreciation,
                                                 ----
     amortization and all other non-cash expenses for that period, in each case as determined in accordance with Generally Accepted Accounting Principles.

          "Eligible Assignee" means (a) another Bank, (b) with respect to any
           -----------------
     Bank, any Affiliate of that Bank having combined capital and surplus of $100,000,000 or more, (c) any commercial bank having a combined capital and surplus of $100,000,000 or more, (d) any insurance company engaged in the business of writing insurance which (i) has a net worth of $200,000,000 or more, (ii) is engaged in the business of lending money and extending credit under credit facilities substantially similar to those extended under this Agreement and (iii) is operationally and procedurally able to meet the obligations of a Bank hereunder to the same degree as a commercial bank and
     (e) any other financial institution (including a mutual fund or other fund)
                                          ---------
     having total assets of $250,000,000 or more which meets the requirements set forth in subclauses (ii) and (iii) of clause (d) above; provided that
                                                                 --------
     (I) each Eligible Assignee must either (a) be organized under the Laws of the United States of America, any State thereof or the District of Columbia or (b) be organized under the Laws of the Cayman Islands or any country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, and (i) act hereunder through a branch, agency or funding office located in the United States of America and (ii) be exempt from withholding of tax on interest and deliver the documents related thereto pursuant to Section 11.21 and
                                                                   -----
     (II) to the extent required under applicable Gaming Laws, each Eligible Assignee must not be the subject of a Bank Disqualification.

          "Enhanced Eurodollar Margin" means, for any period, the sum of (i) the
           --------------------------                             ---
     Eurodollar Margin then in effect plus (ii) such interest rate margin as the
                                      ----
     Requisite Banks specify is necessary to adjust the Eurodollar Rate to a rate which represents the effective pricing to such Banks for deposits of Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period and which adequately and fairly reflects the cost to such Banks of making the applicable Eurodollar Rate Advances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
     any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

          "ERISA Affiliate" means, with respect to any Person, any other Person
           ---------------
     (or any trade or business, whether or not incorporated) that is under common control with that Person within the meaning of Section 414 of the Code.

          "Eurodollar Banking Day" means any Banking Day on which dealings in
           ----------------------
     Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

          "Eurodollar Lending Office" means, as to each Bank, its office or
           -------------------------
     branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

          "Eurodollar Margin" means, for each Pricing Period, the interest rate
           -----------------
     margin set forth below (expressed in basis points per annum) opposite the Pricing Level for that Pricing Period:

                 Pricing Level                    Margin
                 -------------                    ------
                       I                           75.00
                      II                          100.00
                     III                          125.00
                      IV                          150.00
                       V                          175.00
                      VI                          200.00

          "Eurodollar Market" means a regular established market located outside
           -----------------
     the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

          "Eurodollar Obligations" means eurocurrency liabilities, as defined in
           ----------------------
     Regulation D or any comparable regulation of any Governmental Agency having jurisdiction over any Bank.

          "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period
           -----------------
     commencing on the date specified by Borrower pursuant to Section 2.1(b) and
                                                                      ------
     ending 1, 2, 3 or 6 months (or, with the written consent of all of the Banks, any other period) thereafter, as specified by

     Borrower in the applicable Request for Loan; provided that:
                                                  --------

               (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

               (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

               (c) Borrower may not specify a Eurodollar Period that extends beyond any Reduction Date unless the sum of (i) the aggregate
                                               ---
          principal amount of the Eurodollar Loans having a Eurodollar Period ending after such Reduction Date plus (ii) the aggregate maximum
                                           ----
          amount available for drawing under Letters of Credit for which the expiry date is after such Reduction Date, does not exceed the Commitment (after giving effect to any reduction thereto scheduled to be made on such Reduction Date pursuant to Section 2.7); and
                                                             ---

               (d)  No Eurodollar Period shall extend beyond the Maturity Date.

          "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan, the
           ---------------
     interest rate per annum (rounded upward, if necessary, to the next 1/100 of 1%) at which deposits in Dollars are offered by Bank of America to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advance made by Bank of America with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period.

          "Eurodollar Rate Advance" means an Advance made hereunder and
           -----------------------
     specified to be a Eurodollar Rate Advance in accordance with Article 2.
                                                                  ---------

          "Eurodollar Rate Loan" means a Loan made hereunder and specified to
           --------------------
     be a Eurodollar Rate Loan in accordance with Article 2.
                                                  ---------

          "Event of Default" shall have the meaning provided in Section 9.1.
           ----------------                                             ---

          "Existing Credit Facility" means the aggregate $60,000,000 credit
           ------------------------
     facilities provided to Finance under that certain Credit Agreement dated as of May 13, 1992 among Finance, Las Vegas, the lenders therein named, and Bank of America, as Agent, as amended.

          "Federal Funds Rate" means, as of any date of determination, the rate
           ------------------
     set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any relevant date such rate is not yet published in H.15 (519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

          "Finance" means MGM Grand Hotel Finance Corp., a Nevada corporation,
           -------
     its successors and permitted assigns.

          "FIRREA" means the Financial Institutions Reform, Recovery and
           ------
     Enforcement Act of 1989, as it may be amended from time to time.

          "First Mortgage Notes" means the aggregate $220,000,000 11 3/4% First
           --------------------
     Mortgage Notes due May 1, 1999 and the $253,000,000 aggregate 12% First Mortgage Notes due May 1, 2002 issued by Finance pursuant to the First Mortgage Note Indenture.

          "First Mortgage Note Indenture" means the Indenture dated as of May 1,
           -----------------------------
     1992, among Finance, as borrower, Borrower, as guarantor, Las Vegas, as obligor under the covenants, and U.S. Trust Company of California, N.A., as trustee, as amended as of the date hereof.

          "Fiscal Quarter" means the fiscal quarter of Borrower consisting,
           --------------
     subject to Section 1.3, of the three calendar month periods ending on each March 31, June 30, September 30 and December 31.

          "Fiscal Year" means the fiscal year of Borrower consisting, subject to
           -----------
     Section 1.3, of the twelve month period ending on each December 31.
             ---

          "Funded Debt" means, as of any date of determination, the sum (without
           -----------                                              ---
     duplication) of (a) all principal Indebtedness of Borrower, its Restricted Subsidiaries and the Australia Companies for borrowed money (including debt
                                                                  ---------
     securities issued by Borrower, any of its Restricted Subsidiaries or the Australia Companies) on that date (other than any such Indebtedness to the
                                        ----- ----
     extent it has been legally or contractually defeased or is the subject of a deposit in Cash or Cash Equivalents for the purpose of defeasing the same in accordance with its terms), plus (b) the aggregate amount of all Capital
                                    ----
     Lease Obligations of Borrower, its Restricted Subsidiaries and the Australia Companies on that date, plus (c) obligations in respect of
                                       ----
     letters of credit or other similar instruments which support Indebtedness of the type described in clause (a) and Capital Lease Obligations, to the extent of the amount drawable under such letters of credit or similar instruments.

          "Gaming Board" means, collectively, (a) the Nevada Gaming Commission,
           ------------
     (b) the Nevada State Gaming Control Board, (c) the New Jersey Casino Control Commission, (d) the New Jersey Division of Gaming Enforcement and
     (e) any other Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Restricted Subsidiaries within its jurisdiction.

          "Gaming Laws" means all Laws pursuant to which any Gaming Board
           -----------
     possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Restricted Subsidiaries within its jurisdiction.

          "Generally Accepted Accounting Principles" means, as of any date of
           ----------------------------------------
     determination, accounting principles (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America. The term "consistently
                                                           ------------
     applied," as used in connection therewith, means that the accounting
     -------
     principles applied
     are consistent in all material respects with those applied at prior dates or for prior periods.

          "Government Securities" means readily marketable (a) direct full faith
           ---------------------
     and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
     (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

          "Governmental Agency" means (a) any international, foreign, federal,
           -------------------
     state, county or municipal government, or political subdivision thereof,
     (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body or (c) any court or administrative tribunal of competent jurisdiction.

          "Guarantors" means, collectively, Las Vegas, Atlantic City, MGM Grand
           ----------
     Monorail, Inc., each other Restricted Subsidiary of Borrower which exists as of the Second Closing Date, and each other Restricted Subsidiary of Borrower which hereafter becomes a Guarantor pursuant to Section 5.10.
                                                                      ----

          "Guaranty Obligation" means, as to any Person (without duplication),
           -------------------
     any (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assurance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase
                                     ---------
     agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet or income statement item of such other Person or any "keep-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the
                                                     --------  -------
     term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation in respect of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related Indebtedness (unless the Guaranty Obligation is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith. The amount of any other Guaranty Obligation shall be deemed to be zero unless and until the amount thereof has been (or in accordance with Financial Accounting Standards Board Statement No. 5 should be) quantified and reflected or disclosed in the consolidated financial statements (or notes thereto) of Borrower and its Subsidiaries.

          "Hazardous Materials" means substances defined as "hazardous
           -------------------
     substances" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., or as "hazardous", "toxic" or "pollutant" substances or as "solid waste" pursuant to the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.
     Section 6901, et seq., or as "friable asbestos" pursuant to the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., in each case as such Laws are amended from time to time.

          "Hazardous Materials Laws" means all Laws governing the treatment,
           ------------------------
     transportation or disposal of Hazardous Materials applicable to any of the Real Property.

          "Indebtedness" means, as to any Person (without duplication), (a)
           ------------
     indebtedness of such Person for borrowed money or for the deferred purchase price of Property (excluding trade and other accounts payable in the ordinary course of business in accordance with ordinary trade terms), including any Guaranty Obligation for any such indebtedness, (b)
     ---------
     indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under bankers' acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person and (f) any net obligations of such Person under Swap Agreements.

          "Intangible Assets" means assets that are considered intangible assets
           -----------------
     under Generally Accepted Accounting Principles, including customer lists,
                                                     ---------
     goodwill, computer software, copyrights, trade names, trademarks and patents.

          "Intercompany Loan Documents" means the Loan Agreement dated as of May
           ---------------------------
     13, 1992 among Las Vegas, as borrower, and Finance, as lender, and the instruments, documents and agreements executed in connection therewith, in each case as amended as of the Closing Date.

          "Interest Charge Coverage Ratio" means, as of the last day of each
           ------------------------------
     Fiscal Quarter, the ratio for the four Fiscal Quarter period ending on such date of (a) Annualized Cash Flow minus Maintenance Capital Expenditures
                                      -----
     minus the aggregate amount of federal and state taxes on or measured by
     -----
     income of Borrower and its Restricted Subsidiaries (whether or not payable during the period described below) minus Distributions made by Borrower
                                        -----
     (other than Distributions consisting of capital stock of Borrower) to (b) Cash Interest Charges of Borrower, its Restricted Subsidiaries and the Australia Companies plus payments required to be made by Borrower with
                         ----
     respect to the New York Keep-Well.

          "Interest Charges" means, for any Person, as of the last day of any
           ----------------
     fiscal period, the sum of (a) all interest, fees, charges and related
                        ------
     expenses paid or payable (without duplication) for that fiscal period by that Person to a lender in connection with borrowed money (including any
                                                                ---------
     obligations for fees, charges and related expenses payable to the issuer of any letter of credit) or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of rent paid or payable (without
                 ----
     duplication) for that fiscal period by that Person under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

          "Interest Differential" means, with respect to any prepayment of a
           ---------------------
     Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan,
     (a) the Eurodollar Rate payable (or, with respect to a failure to borrow, the Eurodollar Rate which would have been payable) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as
                          -----
     practicable to, the date of the prepayment or failure to borrow for a Eurodollar Rate Loan with an Eurodollar Period commencing on such date and ending on the last day of the Eurodollar Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

          "Investment" means, when used in connection with any Person, any
           ----------
     investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any
                                                                   ---------
     partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested (minus any return of
                                                       -----
     capital with respect to such Investment which has actually been received in Cash or Cash Equivalents or has been converted into Cash or Cash Equivalents), without adjustment for subsequent increases or decreases in the value of such Investment.

          "Irrevocable Security Agreement - Defeasance" means that certain
           -------------------------------------------
     Irrevocable Security Agreement of MGM Grand, Inc. regarding Defeasance and Redemption dated as of the Closing Date among Borrower, Finance, the Administrative Agent, Bank of America (as agent for the lenders under the Existing Credit Facility), First Trust of Illinois, as Secured Lenders' Agent and U.S. Trust Company of California, as Trustee for the holders of the First Mortgage Notes, substantially in the form of Exhibit E, either as
                                                            ---------
     originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Issuing Bank" means Bank of America.
           ------------

          "Joinder Agreement" means each of the Joinder Agreements which may be
           -----------------
     executed by additional Banks pursuant to Section 2.6, substantially in the
                                                      ---
     form of Exhibit F.
             ---------

          "Las Vegas" means MGM Grand Hotel, Inc., a Nevada corporation which is
           ---------
     the owner of the MGM Grand Hotel and Casino in Las Vegas, Nevada, its successors and permitted assigns.

          "Laws" means, collectively, all international, foreign, federal, state
           ----
     and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

          "Letters of Credit" means any of the Standby Letters of Credit or
           -----------------
     Commercial Letters of Credit issued by the Issuing Bank under the Commitment pursuant to Section 2.4, either as originally issued or as the
                                    ---
     same may be supplemented, modified, amended, renewed, extended or supplanted.

          "Leverage Ratio" means, as of the last day of each Fiscal Quarter, the
           --------------
     ratio of (a) Total Debt as of that date to (b) Annualized Cash Flow as of
     --------
     that date.

          "License Revocation" means the revocation, failure to renew or
           ------------------
     suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Las Vegas, or, after the Atlantic City Completion Date, Atlantic City.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation,
           ----
     assignment for security, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to grant any of
                                        ---------
     the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary
                                                ----- ----
     financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

          "Loan" means the aggregate of the Advances made at any one time by the
           ----
     Banks pursuant to Article 2.
                       ---------

          "Loan Documents" means, collectively, this Agreement, the Notes, the
           --------------
     Swing Line Documents, the Collateral Documents, the Subsidiary Guaranties, the Solvency Certificates, each Request for Loan, each Request for Letter of Credit, each Pricing Certificate, each Compliance Certificate, any Secured Swap Agreement and any other agreements of any type or nature hereafter executed and delivered by Borrower or any of its Restricted Subsidiaries to the Administrative Agent or to any Bank in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

          "Maintenance Capital Expenditure" means a Capital Expenditure for the
           -------------------------------
     maintenance, repair, restoration or refurbishment of the MGM Grand - Las Vegas, (or after the Atlantic City Completion Date, the MGM Grand - Atlantic City) but excluding any Capital Expenditure which adds to or
                        ---------
     further improves such Property.

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
     Regulation G or U.

          "Material Adverse Effect" means any set of circumstances or events
           -----------------------
     which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
     (b) is or could reasonably be expected to be material and adverse to the business or condition (financial or otherwise) of Borrower and its Subsidiaries, taken as a whole and with a view to the totality of circumstances then existing with respect to Borrower and its Subsidiaries, provided that it is understood that this clause (b) shall not be deemed to
     --------
     expand the obligations of Borrower under any express covenants set forth herein, but is rather understood to describe a set of circumstances or events which, although not the subject of a specific covenant, are material and adverse in the manner described above, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower or Guarantors (taken as a whole) to perform the Obligations.

          "Maturity Date" means December 31, 2001, or such later anniversary
           -------------
     thereof to which the Maturity Date may be extended pursuant to Section 2.9.
                                                                            ---

          "Memorandum of Understanding" means an agreement among the
           ---------------------------
     Administrative Agent, the Arranger, each of the Co-Agents and Borrower, restricting inter alia the ability of the Co-Agents to sell, assign or
                 ----- ----
     grant participations in their Pro Rata Shares prior to September 30, 1996 in the manner set forth therein.

          "MGM Grand - Atlantic City" means the proposed MGM Grand Hotel and
           -------------------------
     Casino in Atlantic City, New Jersey. The MGM Grand - Atlantic City project may be the result of new construction or of the redevelopment of existing hotel/casino properties. However it is anticipated that the MGM Grand - Atlantic City will be a destination resort hotel/casino that will be larger and more elaborate than any other facility currently in existence in the Atlantic City, New Jersey market.

          "MGM Grand - Las Vegas" means the MGM Grand Hotel and Casino in Las
           ---------------------
     Vegas, Nevada.

          "MGM Grand Monorail, Inc." means MGM Grand Monorail, Inc., a Nevada
           -----------------------
     corporation, its successors and permitted assigns.

          "Monorail" means The MGM Grand - Bally's Monorail Limited Liability
           --------
     Company, a Nevada limited liability company, its successors and assigns.

          "Multiemployer Plan" means any employee benefit plan of the type
           ------------------
     described in Section 4001(a)(3) of ERISA to which Borrower or any of its ERISA Affiliates contribute or are obligated to contribute.

          "Negative Pledge" means a Contractual Obligation that contains a
           ---------------
     covenant binding on Borrower that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual
               ----- ----
     Obligation granting a Lien permitted under Section 6.8 which affects only
                                                        ---
     the Property that is the subject of such permitted Lien and (b) any such covenant that does not apply to Liens securing the Obligations or any indebtedness which is used, directly or indirectly, to refinance the Obligations.

          "Net Income" means, with respect to any fiscal period and with respect
           ----------
     to any Person, the consolidated net income of that Person for that period, determined in accordance with Generally Accepted Accounting Principles, consistently applied.

          "Net Proceeds" means, with respect to any Disposition, the gross sales
           ------------
     proceeds received by Borrower and its Restricted Subsidiaries from such Disposition (including Cash, Property and the assumption by the purchaser
                  ---------
     of any liability of Borrower or its Restricted Subsidiaries) net of
                                                                  ------
     brokerage commissions, legal expenses and other transactional costs (excluding any tax on or measured by income with respect to such
      ---------
     Disposition) payable by Borrower and its Restricted Subsidiaries with respect to such Disposition.

          "Nevada Deed of Trust" means the Deed of Trust, Assignment of Rents
           --------------------
     and Fixture Filing to be executed by Las Vegas on the Second Closing Date with respect to the MGM Grand - Las Vegas and the other real property and improvements described therein, substantially in the form of Exhibit G,
                                                                  ---------
     either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Nevada Pledge Escrow Agreement" means the Escrow Agreement to be
           ------------------------------
     executed on the Second Closing Date by the Administrative Agent and Bank of America Nevada, as escrowholder, substantially in the form of Exhibit H,
                                                                   ---------
     pursuant to which securities of Nevada gaming licensees pledged under the Pledge Agreement are to be held in the State of Nevada to assure compliance with Gaming Laws, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "New York" means New York-New York Hotel, LLC, a Nevada limited
           --------
     liability company, the members of which are Borrower and PRMA Las Vegas, Inc. (a subsidiary of Primadonna Resorts, Inc.), its successors and permitted assigns.

          "New York Completion Date" means the date upon which the New
           ------------------------
     York-New York Hotel and Casino is licensed to conduct gaming and open for business to the general public with (a) at least 95% of the hotel rooms provided for in the construction plans ready for occupancy, (b) at least 95% of the square footage of casino space provided for in the construction plans ready for gaming and (c) substantially all other amenities substantially complete.

          "New York Debt" means, as of each date of determination, the
           -------------
     principal amount of the obligations of

     New York for borrowed money on that date, including Capital Lease
                                               ---------
     Obligations.

          "New York EBITDA" means, for any fiscal period, EBITDA of New York
           ---------------
     plus expenses classified as "pre-opening expenses" on the applicable financial statements of New York for that fiscal period, in each case determined in accordance with Generally Accepted ccounting Principles, consistently applied.

          "New York Imputed Debt" means 50% of New York Debt as of the last day
           ---------------------
     of each Fiscal Quarter, which either (i) ends prior to the New York Completion Date, or (ii) for which New York EBITDA is less than $20,000,000 and as of which date the New York Keep-Well is in effect. As of the last day of each Fiscal Quarter for which neither (i) nor (ii) above is applicable, New York Imputed Debt shall be $0.

          "New York Income Received" means, for each Fiscal Quarter, the amount
           ------------------------
     of Cash received by Borrower as Distributions from New York, other than any
                                                                  ----- ----
     amount which, in accordance with Generally Accepted Accounting Principles, constitutes a return of capital.

          "New York Keep-Well" means the Keep-Well Agreement dated September 15,
           ------------------
     1995, executed by the Borrower and Primadonna Resorts, Inc., as in effect on the date of this Agreement.

          "Note" means the promissory note made by Borrower to a Bank evidencing
           ----
     the Advances made by that Bank under the Commitment, substantially in the form of Exhibit I, either as originally executed or as the same may from
             ---------
     time to time be supplemented, modified, amended, renewed, extended or supplanted.

          "Obligations" means all present and future obligations of every kind
           -----------
     or nature of Borrower or the Guarantors at any time and from time to time owed to the Administrative Agent, the Issuing Bank, the Swing Line Bank or the Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of
                                                      ---------
     performance as well as obligations of payment, and including interest that
                                                        ---------
     accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or Affiliate of Borrower, whether or not allowed as a claim in such proceeding.

          "Opinions of Counsel" means the favorable written legal opinions of
           -------------------
     (a) Christensen, White, Miller, Fink, Jacobs, Glaser and Shapiro, LLP counsel to Borrower, and

     (b) Lionel Sawyer & Collins, Nevada counsel to Borrower, and (c) Sterns & Weinroth, New Jersey counsel to Borrower, substantially in the form of Exhibits J-1 through J-5, respectively, together with copies of all factual
     ------------         ---
     certificates and legal opinions upon which such counsel has relied.

          "Party" means any Person other than the Administrative Agent, the
           -----
     Issuing Bank, the Swing Line Bank, the Co-Agents and the Banks, which now or hereafter is a party to any of the Loan Documents.

          "PBGC" means the Pension Benefit Guaranty Corporation or any successor
           ----
     thereof established under ERISA.

          "Pension Plan" means any "employee pension benefit plan" (as such term
           ------------
     is defined in Section 3(2) of ERISA), other than a Multiemployer
                                           ----------
     Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

          "Permitted Encumbrances" means:
           ----------------------

               (a) inchoate Liens incident to construction on or maintenance of Property; or Liens incident to construction on or maintenance of Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment
                                          --------
          of the obligations secured by such Liens, no such Property is subject to a material risk of loss or forfeiture;

               (b) Liens for taxes and assessments on Property which are not yet past due; or Liens for taxes and assessments on Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by
          --------
          such Liens, no such Property is subject to a material risk of loss or forfeiture;

               (c) minor defects and irregularities in title to any Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (e) easements, exceptions, reservations, or other agreements for the purpose of facilitating the joint or common use of Property in or adjacent to a shopping center or similar project affecting Property which in the aggregate do not materially burden or impair the fair market value or use of such Property for the purposes for which it is or may reasonably be expected to be held;

               (f) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Property;

               (g) rights reserved to or vested in any Governmental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

               (h) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use, or enjoyment of Property;

               (i)  statutory Liens, other than those described in clauses (a)
                                                                            -
          or (b) above, arising in the ordinary course of business with respect
              -
          to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set
                 --------
          aside with respect thereto and, by reason of nonpayment, no Property is subject to a material risk of loss or forfeiture;

               (j) covenants, conditions, and restrictions affecting the use of Property which in the aggregate do not materially impair the fair market value or use of the Property for the purposes for which it is or may reasonably be expected to be held;

               (k) rights of tenants under leases and rental agreements covering Property entered into in the ordinary course of business of the Person owning such Property; provided that if such Property is covered by either of the Deeds of
          --------
          Trust, such lease or rental agreement is junior and subordinate to the Deeds of Trust by operation of law or contract;

               (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

               (m) Liens consisting of pledges or deposits of Property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Restricted Subsidiary of Borrower is a party as lessee, provided the aggregate
                                                       --------
          value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

               (n) Liens consisting of deposits of Property to secure bids made with respect to, or performance of, contracts (other than contracts
                                                         ----- ----
          creating or evidencing an extension of credit to the depositor);

               (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

               (p) Liens consisting of deposits of Property to secure statutory obligations of Borrower or a Restricted Subsidiary of Borrower;

               (q) Liens consisting of deposits of Property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Restricted Subsidiary of Borrower is a party;

               (r) Liens created by or resulting from any litigation or legal proceeding involving Borrower or a Restricted Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that such
                                                              --------
          Lien is junior to the Lien of the Collateral Documents, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture; and

               (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of the Borrower and the Restricted Subsidiaries of Borrower, taken as a whole.

          "Permitted Right of Others" means a Right of Others consisting of (a)
           -------------------------
     an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (b) an option or right to acquire a Lien that would be a Permitted Encumbrance, (c) the subordination of a lease or sublease in favor of a financing entity, (d) a lease, rental or similar agreement covering Property entered into in the ordinary course of business and (e) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

          "Person" means any individual or entity, including a trustee,
           ------                                  ---------
     corporation, limited liability company, general partnership, limited partnership, joint stock company, trust, estate, unincorporated organization, business association, firm, joint venture, Governmental Agency, or other entity.

          "Pledge Agreement" means the pledge agreement to be executed and
           ----------------
     delivered by Borrower on the Second Closing Date, substantially in the form of Exhibit K, either as originally executed or as it may from time to time
        ---------
     be supplemented, modified, amended, extended or supplanted.

          "Pre-Opening Expenses" means, with respect to any fiscal period, the
           --------------------
     amount of expenses (other than Interest Charges) classified as "pre-opening
                         ----- ----
     expenses" on the applicable financial statements of Borrower and its Restricted Subsidiaries for such period, prepared in accordance with Generally Accepted Accounting Principles consistently applied.

          "Pricing Certificate" means a certificate substantially in the form of
           -------------------
     Exhibit L, properly completed and signed by a Senior Officer of Borrower.
     ---------

          "Pricing Level" means, for each Pricing Period, the Pricing
           -------------
     Level set forth below opposite the Leverage Ratio for the Fiscal Quarter ending approximately 45 days prior to the first day of that Pricing Period:

                Leverage Ratio                          Pricing Level
                --------------                          -------------

                Less than 1.25:1.00                            I

                Equal to or greater than
                1.25:1.00 but less than
                1.75:1.00                                     II

                Equal to or greater than
                1.75:1.00 but less than
                2.25:1.00                                    III

                Equal to or greater than
                2.25:1.00 but less than
                2.75:1.00                                     IV

                Equal to or greater than
                2.75:1.00 but less than
                3.25:1.00                                      V

                Equal to or greater than
                3.25:1.00                                     VI

     provided that (a) from the Closing Date through the last day of the
     --------
     initial Pricing Period, the Pricing Level shall be Level I, and (b) in the event that Borrower does not deliver a Pricing Certificate pursuant to
     Section 7.1(b) with respect to any Pricing Period prior to the
             ------
     commencement of such Pricing Period, then until (but only until) such Pricing Certificate is so delivered the Pricing Level for that Pricing Period shall be Pricing Level VI.

          "Pricing Period" means (a) the period commencing on the Closing
           --------------
     Date and ending on the day prior to the Second Closing Date, (b) the period commencing on the Second Closing Date and ending on November 15, 1996, and
     (c) the subsequent concurrent quarterly periods of approximately 90 days each commencing on each November 16, February 16, May 16 and August 16.

          "Projections" means the financial projections for Borrower and
           -----------
     its Subsidiaries attached hereto as Schedule 4.17 prepared on behalf of
                                         -------------
     Borrower and heretofore distributed to the Banks.

          "Property" means any interest in any kind of property or asset,
           --------
     whether real, personal or mixed, or tangible or intangible.

          "Pro Rata Share" means, with respect to each Bank, the percentage of
           --------------
     the Commitment, the Loans, the Letters of Credit and the Swing Line Advances held by that Bank. As of the Closing Date, the Pro Rata Share of each Bank is set forth opposite the name of that Bank on Schedule 1.1.
                                                              -------------
     Following the Closing Date, such percentage may be
     increased or decreased pursuant to Joinder Agreements executed in accordance with Section 2.6 or pursuant to any Commitment Assignment and
                             ---
     Acceptance executed in accordance with Section 11.8.
                                                    ----

          "Quarterly Payment Date" means each September 30, December 31, March
           ----------------------
     31 and June 30.

          "Real Property" means, as of any date of determination, all real
           -------------
     Property then or theretofore owned, leased or occupied by Borrower or any of its Restricted Subsidiaries.

          "Reduction Amount" means, subject to Section 2.7(b), an amount equal
           ----------------                            ------
     to the greater of (a) $25,000,000, and (b) 5% of the principal amount of
            -------
     the Commitment in effect on the Second Closing Date (after giving effect to any increase in the Commitment on that date pursuant to Section 2.6.
                                                                     ----

          "Reduction Date" means December 31, 1999 and each Quarterly Payment
           --------------
     Date thereafter.

          "Reference Rate" means the rate of interest publicly announced from
           --------------
     time to time by Bank of America in San Francisco, California, as its "reference rate." It is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Regulations D, G, T, U and X" means Regulations D, G, T, U and X, as
           ----------------------------
     at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

          "Request for Letter of Credit" means a written request for a Letter of
           ----------------------------
     Credit substantially in the form of Exhibit M, signed by a Responsible
                                         ---------
     Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

          "Request for Loan" means a written request for a Loan substantially in
           ----------------
     the form of Exhibit N, signed by a Responsible Official of Borrower, on
                 ---------
     behalf of Borrower, and properly completed to provide all information required to be included therein.

          "Requirement of Law" means, as to any Person, the articles or
           ------------------
     certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "Requisite Banks" means (a) as of any date of determination if the
           ---------------
     Commitment is then in effect, Banks having in the aggregate 66-2/3% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated and there is then any Indebtedness evidenced by the Notes, Banks holding Notes evidencing in the aggregate 66-2/3% or more of the aggregate Indebtedness then evidenced by the Notes.

          "Responsible Official" means (a) when used with reference to a Person
           --------------------
     other than an individual, any officer or manager of such Person, general partner of such Person, officer of a corporate or limited liability company general partner of such Person, officer of a corporate or limited liability company general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. The Banks shall be entitled to conclusively rely upon any document or certificate that is signed or executed by a Responsible Official of Borrower or any of its Restricted Subsidiaries as having been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of Borrower or such Restricted Subsidiary.

          "Restricted Subsidiary" means each Subsidiary of Borrower other than
           ---------------------                                    -----
     New York, Monorail and the Australia Companies.

          "Right of Others" means, as to any Property in which a Person has an
           ---------------
     interest, any legal or equitable right, title or interest (other than a
     Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or interest in that Property, including any option or right to acquire a Lien; provided,
                    ---------                                        --------
     however, that (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person and (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, shall not be deemed to constitute a Right of Others.

          "Second Closing Date" means the time and Banking Day on which the
           -------------------
     conditions set forth in Section 8.2 are
                                     ---
     satisfied or waived. As of the date of this Agreement, it is contemplated that the Second Closing Date will occur on September 25, 1996. The Administrative Agent shall notify Borrower and the Banks of the date that is the Second Closing Date.

          "Secured Swap Agreement" means a Swap Agreement between Borrower and a
           ----------------------
     Bank or an Affiliate of a Bank (but, in the case of any such Affiliate, only to the extent that the same expressly relates to the Obligations).

          "Senior Officer" means the (a) chief executive officer or manager, (b)
           --------------
     president, (c) executive vice president, (d) senior vice president, (e) chief financial officer, (f) treasurer or (g) assistant treasurer of Borrower.

          "Special Eurodollar Circumstance" means the application or adoption
           -------------------------------
     after the Closing Date of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks.

          "Solvency Certificate" means a Solvency Certificate executed by the
           --------------------
     chief financial officer of Las Vegas and each other Guarantor having assets in excess of $50,000,000 as of the Second Closing Date (other than Finance), on behalf of such Guarantor on the Second Closing Date, substantially in the form of Exhibit O.
                                  ---------

          "Standby Letter of Credit" means each Letter of Credit that is not a
           ------------------------
     Commercial Letter of Credit.

          "Standby Letter of Credit Fee" means, for each Pricing Period, the per
           ----------------------------
     annum rate set forth as the interest rate margin in the definition of "Eurodollar Margin" opposite the Pricing Level for that Pricing Period.

          "Stockholders' Equity" means, as of any date of determination
           --------------------
     and with respect to any Person, the consolidated stockholders', partners' or members' equity of that Person as of that date determined in accordance with Generally Accepted Accounting Principles; provided that there shall be
                                                    --------
     excluded from Stockholders' Equity any
     capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

          "Subordinated Obligations" means Indebtedness of Borrower (but not
           ------------------------
     Indebtedness of any Subsidiary of Borrower) the terms of which, including the tenor, pricing and covenants, are reasonably acceptable to the Requisite Banks and which is subordinated in right of payment to the Obligations pursuant to subordination provisions which are acceptable to the Requisite Banks in the exercise of their sole discretion. Prior to the Second Closing Date, the Administrative Agent shall provide subordination provisions to Borrower which have been pre-approved by the Requisite Banks for inclusion in Subordinated Obligations which may hereafter be issued by Borrower (provided that the other terms of any Subordinated Obligations
               --------
     hereafter issued by Borrower shall remain subject to the reasonable approval of the Requisite Banks).

          "Subsidiary" means, as of any date of determination and with respect
           ----------
     to any Person, any corporation, limited liability company or partnership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation or limited liability company, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partnership or other ownership interests are at the time beneficially owned by such Person and/or one or more of its Subsidiaries.

          "Subsidiary Guaranty" means each of the continuing guaranties
           -------------------
     of the Obligations to be executed and delivered by the Guarantors, substantially in the form of Exhibit P, either as originally executed or as
                                  ---------
     it may from time to time be supplemented, modified, amended, extended or supplanted.

          "Subsidiary Pledge Agreement" means each Subsidiary Pledge Agreement
           ---------------------------
     to be executed and delivered on the Second Closing Date and each other pledge agreement which is thereafter executed by a Subsidiary of Borrower with respect to its own Subsidiaries under Section 5.10, in each case, substantially in the form
                                ----
     of Exhibit Q, either as originally executed or as it may from time to time
        ---------
     be supplemented, modified, amended, extended or supplanted.

          "Subsidiary Security Agreement" means each of the security agreements
           -----------------------------
     to be executed and delivered by each of the Guarantors (whether on the Second Closing Date or thereafter in accordance with Section 5.10),
                                                                  ----
     substantially in the form of Exhibit R, either as originally executed or as
                                  ---------
     they may from time to time be supplemented, modified, amended, extended or supplanted.

          "Swap Agreement" means a written agreement between Borrower and one or
           --------------
     more financial institutions providing for "swap", "cap", "collar" or other interest rate protection with respect to any Indebtedness.

          "Swing Line" means the revolving line of credit established by the
           ----------
     Swing Line Bank in favor of Borrower pursuant to Section 2.5.
                                                              ---

          "Swing Line Bank" means, from and after the Commitment Increase Date,
           ---------------
     Bank of America Nevada.

          "Swing Line Documents" means the promissory note and any other
           --------------------
     documents executed by Borrower in favor of the Swing Line Bank in connection with the Swing Line.

          "Swing Line Loans" means loans made by the Swing Line Bank to Borrower
           ----------------
     pursuant to Section 2.5.
                         ---

          "Swing Line Outstandings" means, as of any date of determination, the
           -----------------------
     aggregate principal Indebtedness of Borrower on all Swing Line Loans then outstanding.

          "Tangible Net Worth" means, as of any date of determination, the
           ------------------
     Stockholders' Equity of Borrower and its Restricted Subsidiaries on that date minus the aggregate Intangible Assets of Borrower and its Restricted
          -----
     Subsidiaries on that date.

          "to the best knowledge of" means, when modifying a representation,
           ------------------------
     warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) would have been known by the Person (or, in the case of a Person other than a natural Person, would have been known by a Responsible Official of that Person).

          "Total Assets" means, as of any date of determination, the
           ------------
     consolidated total assets of Borrower and its Restricted Subsidiaries on that date, determined in accordance with Generally Accepted Accounting Principles.

          "Total Debt" means, as of each date of determination, the sum, as of
           ----------                                               ---
     such date, of (a) Average Quarterly Funded Debt as of that date plus (b)
                                                                     ----
     New York Imputed Debt as of that date.

          "Trademark Security Interest Assignment" means the Trademark Security
           --------------------------------------
     Interest Assignment to be executed and delivered by Borrower and each Guarantor on the Second Closing Date substantially in the form of Exhibit
                                                                       -------
     S, either as originally executed or as it may from time to time be
     -
     supplemented, modified, amended, extended or supplanted.

          "type", when used with respect to any Loan or Advance, means the
           ----
     designation of whether such Loan or Advance is a Base Rate Loan or Advance, or a Eurodollar Rate Loan or Advance.


          "Unrelated Person" means any Person other than (i) an employee stock
           ----------------                   ----- ----
     ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries or (ii) an Affiliate of any Person or group of related Persons which as of the date of this Agreement is the beneficial owner of 30% or more (in the aggregate) of the outstanding common stock of Borrower.

          1.2   Use of Defined Terms. Any defined term used in the plural shall
                --------------------
refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

          1.3   Accounting Terms - Fiscal Periods. All accounting terms not
                ---------------------------------
specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the
                    ------
event that Generally Accepted Accounting Principles or Borrower's Fiscal Year or Fiscal Quarters change during the term of this Agreement such that the covenants contained in Sections 6.11 through 6.14 would then be calculated for different
                      ----         ----
periods, in a different manner or with different components, (a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Fiscal Year, Fiscal Quarters or in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections if and to the extent that Borrower would have been in compliance therewith for the pre-existing fiscal periods and under Generally Accepted Accounting Principles as in effect immediately prior to such change, but shall have the obligation to deliver each of the materials described in Article 7 to the Creditors, on the dates therein
                              ---------
specified, with financial data presented for its pre-existing fiscal periods and in a manner which conforms with Generally Accepted Accounting Principles as in effect immediately prior to such change.

          1.4   Rounding.  Any financial ratios required to be maintained by
                --------
Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

          1.5   Exhibits and Schedules.  All Exhibits and Schedules to this
                ----------------------
this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

          1.6   Miscellaneous Terms.  In the Loan Documents, the term "or" is
                -------------------
disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and no limitation.

                                   Article 2
                          LOANS AND LETTERS OF CREDIT
                          ---------------------------

          2.1   Loans-General.

                (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the Banking Day immediately prior to the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the then applicable Commitment, make Advances to Borrower under the Commitment in such amounts as Borrower may request that do not result in the sum of
                                                                       ------
        (i) the aggregate principal amount outstanding under the Notes, plus
                                                                        ----
        (ii) the Aggregate Effective Amount of all outstanding Letters of Credit plus (iii) the Swing Line Outstandings exceeding the then applicable
        ----
        Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Commitment without premium or penalty.

                (b) Subject to the next sentence, each Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan, (iii) amount of such Loan, and
        (iv) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan, provided that no Request for Loan will be required for the
                   --------
        Eurodollar Rate Loan to be made on Wednesday, July 3, 1996. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for Loan purportedly made by a Responsible Official of Borrower, and Borrower hereby agrees to indemnify each Creditor from any loss, cost, expense or liability as a result of so acting.

                (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, any applicable Eurodollar Period, and that Bank's Pro Rata Share of the Loan. Not later than 11:00 a.m., California time, on the date specified for any Loan (which must be a Banking Day), each Bank shall make its Pro Rata Share of the Loan in immediately available funds available to the

        Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article
                                                                         -------
        8, all Advances shall be credited on that date in immediately available
        -
        funds to the Designated Deposit Account.

                (d) Unless the Requisite Banks otherwise consent, each Loan shall be in an integral multiple of $1,000,000 which is not less than $5,000,000.

                (e) The Advances made by each Bank shall be evidenced by that Bank's Note.

                (f) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

                (g) If no Request for Loan (or telephonic request for Loan referred to in the second sentence of Section 2.1(b), if applicable) has
                                                      ------
        been made within the requisite notice periods set forth in Section 2.2
                                                                           ---
        or 2.3 prior to the end of the Eurodollar Period for any Eurodollar Rate
           ---
        Loan, then on the last day of such Eurodollar Period, such Eurodollar Rate Loan shall be automatically converted into a Base Rate Loan in the same amount.

                (h) If a Loan is to be made on the same date that another Loan is due and payable, Borrower or the Banks, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Loan.

          2.2   Base Rate Loans.  Each request by Borrower for a Base Rate
                ---------------
Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if
                                                               ------
applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California time, on the date (which must be a Banking Day) of the requested Base Rate Loan. All Loans shall constitute Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to
Section 2.3.
        ---

          2.3   Eurodollar Rate Loans.
                ---------------------

                (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for Loan referred to in the second sentence of Section 2.1(b), if
                                                           ------
        applicable) received by the Administrative Agent, at the Administrative Agent's

        Office, not later than 9:00 a.m., California time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

                (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

                (c) Unless the Administrative Agent and the Requisite Banks otherwise consent, no more than fifteen (15) Eurodollar Rate Loans shall be outstanding at any one time.

                (d) No Eurodollar Rate Loan may be requested during the continuation of a Default or Event of Default.

                (e) Nothing contained herein shall require any Bank to fund any Eurodollar Rate Advance in the Designated Eurodollar Market.

          2.4   Letters of Credit.

                (a) Subject to the terms and conditions hereof, at any time and from time to time from the Second Closing Date through the Banking Day immediately prior to the Maturity Date, the Issuing Bank shall issue such Letters of Credit under the Commitment as Borrower may request by a
        Request for Letter of Credit; provided that (i) giving effect to all
                                      --------
        such Letters of Credit, the sum of (A) the aggregate principal amount
                                    ---
        outstanding under the Notes, plus (B) the Aggregate Effective Amount of
                                     ----
        all outstanding Letters of Credit plus (C) the Swing Line Outstandings
                                          ----
        do not exceed the then applicable Commitment and (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $20,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks otherwise consent in a writing delivered to the Administrative Agent, the term of any Letter of Credit shall not exceed one (1) year or extend beyond the Maturity Date.

                (b) Each Request for Letter of Credit shall be submitted to the Issuing Bank, with a copy to the Administrative Agent, at least five (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Bank whether such Request for

        Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Banks, of the amount and terms thereof.

                (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased at par a pro rata participation in such Letter of Credit from the Issuing Bank in an amount equal to that Bank's Pro Rata Share. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, pay the purchase price for such participation to the Issuing Bank through the Administrative Agent promptly upon demand therefor. The obligation of each Bank to so pay the participation purchase price to the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such payment of the purchase price shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

                (d) Borrower agrees to pay to the Issuing Bank through the Administrative Agent an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one (1) Banking Day after written demand made by the Issuing Bank therefor, together with interest on such amount from the date of any payment made by the Issuing Bank at the rate applicable to Base Rate Loans for three Banking Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit and, to the extent that the Banks have not reimbursed the Issuing Bank pursuant to Section 2.4(c), the interest
                                                            ------
        amount of any such payment shall be for the account of the Issuing Bank. Each Bank that has paid the participation purchase price to the Issuing Bank pursuant to Section 2.4(c) shall thereupon acquire a pro rata
                                 ------
        participation, to the extent of such payment, in the claim of the Issuing Bank against Borrower for reimbursement of principal and interest under this Section 2.4(d) and shall share, in accordance with
                                    ------
        that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Bank paid the participation purchase price to the Issuing Bank) with respect to such claim.

                (e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the
                                             ------
        payment required by Section 2.4(d) and, for this purpose, the conditions
                                    ------
        precedent set forth in Article 8 shall not apply.  The proceeds of such
                               ---------
        Advances shall be paid directly to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

                (f) If Borrower fails to make the payment required by Section 2.4(d) on a timely basis then, in lieu of the payment of the
        ------
        participation purchase price to the Issuing Bank under Section 2.4(c),
                                                                       ------
        the Issuing Bank may (but is not required to), without notice to or the consent of Borrower, instruct the Administrative Agent to cause Advances to be made by the Banks under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in
        Article 8 shall not apply. The proceeds of such Advances shall be paid
        ---------
        directly to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

                (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit, except that the Issuing Bank's issuance fees shall be payable as set forth in the letter agreement referred to in Section 3.5.
                                                       ---

                (h) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable, subject only to performance by the Issuing Bank of its obligations to Borrower under Uniform Commercial Code Section 5109. Without limiting the foregoing, Borrower's obligations to the Issuing Bank shall not be affected by any of the following circumstances:

                    (i) any lack of validity or enforceability of the Letter of
                Credit, this Agreement, or any other agreement or instrument relating thereto;

                    (ii) any amendment or waiver of or any consent to departure from the Letter of Credit, this

                Agreement, or any other agreement or instrument relating thereto, with the consent of Borrower;

                    (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Bank, the Administrative Agent or any Bank, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                    (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever so long as any such document appeared to comply with the terms of the Letter of Credit;

                    (v) payment by the Issuing Bank in good faith under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                    (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                    (vii) the time, place, manner, order or contents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                    (viii) the solvency or financial responsibility of any party issuing any documents in connection with a Letter of Credit;

                    (ix) any failure or delay in notice of shipments or arrival of any Property;

                    (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

                    (xi) any error, neglect or default of any correspondent of the Issuing Bank in connection with a Letter of Credit (but without prejudice to any claim by Borrower against such correspondent);

                    (xii) any consequence arising from acts of God, war,
                insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

                    (xiii) so long as the Issuing Bank in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

                    (xiv) where the Issuing Bank has acted in good faith and
                observed general banking usage, any other circumstances whatsoever.

                (i) The Issuing Bank shall be entitled to the protection accorded to the Administrative Agent pursuant to Article 10, mutatis
        mutandis.                                        ----------  -------
        --------

                (j) The Uniform Customs and Practice for Documentary Credits, as published in its most current version by the International Chamber of Commerce, shall be deemed a part of this Section and shall apply to all Letters of Credit to the extent not inconsistent with applicable Law.

          2.5   Swing Line. (a) Subject to the terms and conditions set forth
                ----------
herein, from the Commitment Increase Date through the day prior to the Maturity Date the Swing Line Bank shall make Swing Line Loans to Borrower in such amounts as Borrower may request, provided that (i) after giving effect to each such
                         --------
Swing Line Loan, the Swing Line Outstandings shall not exceed $15,000,000, (ii) without the consent of all of the Banks, no Swing Line Loan may be made during the continuation of an Event of Default and (iii) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the

Administrative Agent not later than 1:00 p.m., California time, on the Banking Day of the requested borrowing (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for borrowing, the Administrative Agent shall provide telephonic verification to the Swing Line Bank that, after giving effect to such request, availability for Loans will exist under Section 2.1(a) (and such verification shall be promptly
                               ------
confirmed in writing by telecopier). Unless notified t Swing Line Bank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Loan, or the Swing Line Bank otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Bank shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein and promptly notify the Creditors if it suspends or terminates availability under the Swing Line.

                (b) Swing Line Loans shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the applicable Base Rate Margin. Interest
                                 ----
shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Bank and in any event on the Maturity Date. The Swing Line Bank shall be responsible for invoicing Borrower for such interest. Interest payable on Swing Line Loans is solely for the account of the Swing Line Bank (subject to clause (d) below).

                (c) The Swing Line Loans shall be payable within five (5) Banking Days after demand made by the Swing Line Bank and in any event on the Maturity Date.

                (d) Upon the making of a Swing Line Loan in accordance with
Section 2.5(a), each Bank shall be deemed to have purchased from the Swing Line
        ------
Bank a participation therein in an amount equal to that Bank's Pro Rata Share times the amount of the Swing Line Loan. Upon demand made by the Swing Line
-----
Bank, each Bank shall, according to its Pro Rata Share, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional (subject only to the making of a demand upon that Bank by the Swing Line Bank) and shall not be affected by the occurrence of a Default or Event of Default; provided that no
                                                                --------
Bank shall be obligated to purchase its Pro Rata Share of (i) Swing Line Loans to the extent that Swing Line Outstandings are in excess of $15,000,000 or to the extent that the sum of the Indebtedness
                    ---
evidenced by the Notes plus the Aggregate Effective Amount of all outstanding
                       ----
Letters of Credit plus the Swing Line Outstandings exceeds the Commitment (as in
                  ----
effect on the date of the making of the related Swing Line Loan) and (ii) any Swing Line Loan made (absent the consent of all of the Banks) during the continuation of an Event of Default. Each Bank that has provided to the Swing Line Bank the purchase price due for its participation in Swing Line Loans shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Bank against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Bank paid the Swing Line Bank its purchase price) with respect to such claim.

                (e) In the event that the Swing Line Outstandings are (a) outstanding ten consecutive Banking Days, or (b) the Swing Line Outstandings are in excess of $5,000,000 for three Banking Days, then, (unless Borrower has made other arrangements acceptable to the Swing Line Bank to pay the Swing Line Outstandings in full), on the next Banking Day Borrower shall request a Loan pursuant to Section 2.1(a) sufficient to pay the Swing Line Outstandings in
                    ------
full. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Bank (unless Borrower has made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings to $0), Borrower shall request a Loan pursuant to Section 2.1(a) sufficient to repay all Swing Line
                                   ------
Outstandings (and, for this purpose, Section 2.1(d) shall not apply). In each
                                             ------
case, the Administrative Agent shall automatically provide the respective Advances made by each Bank to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such
                                                             ---
date, the Administrative Agent may, but is not required to, without notice to or the consent of Borrower, cause Advances to be made by the Banks under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not
                                                         ---------
apply to Advances to be made by the Banks pursuant to the three preceding sentences but the Banks shall not be obligated to make such Advances to the extent that the conditions set forth in Section 2.5(a)(i), (ii) and (iii) were
                                                ---------  ----     -----
not satisfied as to any Swing Line Loan which is part of such Swing Line Outstandings. The proceeds of such Advances shall be paid directly to the Swing Line Bank for application to the Swing Line Outstandings.

                2.6  Increase to the Commitment.
                     --------------------------

                     (a) Subject to the Memorandum of Understanding,
        Borrower may by written notice to the Administrative Agent, accept proposed increases to the amount of the Commitment to be effective on a date within ten days following the Second Closing Date to be specified by the Administrative Agent (the "Commitment Increase Date"), provided
                                                                       --------
        that (i) as of the Commitment Increase Date, no Default or Event of Default shall have occurred, (ii) each such request shall be for an increase in the Commitment which is an integral multiple of $5,000,000,
        (iii) without the prior written consent of all of the Banks, no such increase shall result in the aggregate principal amount of the Commitment being in excess of $600,000,000. Nothing contained in this
        Section 2.6 shall be construed as a commitment on behalf of the
                ---
        Administrative Agent or any Bank to assume any increase in the Commitment.

                     (b) Each Person which assumes any portion of an increase to the Commitment shall be a willing financial institution which qualifies as an Eligible Assignee and which is designated by the Administrative Agent and the Arranger.

                     (c) Borrower, each such Eligible Assignee and the Administrative Agent shall execute and deliver a Joinder Agreement, and Borrower shall deliver a Note to each such Eligible Assignee in the amount of its Pro Rata Share. Upon the Commitment Increase Date, the Eligible Assignee named therein shall become a Bank for all purposes of the Loan Documents, with the Pro Rata Share of the Commitment therein set forth.

                     (d) By executing and delivering a Joinder Agreement, the Eligible Assignee named therein acknowledges and agrees as of the Commitment Increase Date that (i) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and
                                      ---
        information as it has deemed appropriate to make its own credit analysis and decision to enter into such Joinder Agreement, (ii) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (iii) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (iv) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                     (e) The Administrative Agent shall maintain at a copy of each Joinder Agreement and shall record the name and Pro Rata Share of each Bank which signs such an agreement in the Register described in
        Section 11.8. The Administrative Agent shall promptly inform the Banks
                ----
        of the identity of each Bank which executes a Joinder Agreement and provide each Bank and Borrower with a revised Schedule 1.1 to this
                                                      ------------
        Agreement.

                2.7  Voluntary Reduction of Commitment.
                     ---------------------------------

                     (a) Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least three (3) Banking Days' prior written notice by a Responsible Official of Borrower to the Administrative Agent, voluntarily to reduce, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $5,000,000, or to terminate, all or a portion of the then undisbursed portion of the Commitment; provided that
                                                                   --------
        the Commitment may not be so reduced below an amount equal to the sum of
                                                                          --- --
        (i) the aggregate principal amount outstanding under the Notes, plus
                                                                        ----
        (ii) the Aggregate Effective Amount of all outstanding Letters of Credit plus (c) the Swing Line Outstandings. The Administrative Agent shall
        ----
        promptly notify the Banks of any reduction or termination of the Commitment under this Section.

                     (b) Any voluntary reduction of the Commitment under this Section shall be applied to reduce the Reduction Amount on such Reduction Dates as may be specified by Borrower or, if no such specification is made, to reduce the Reduction Amount for the most remote Reduction Date (to the extent of such reduction) and thereafter to earlier Reduction Dates (to the extent not previously applied) in the inverse order of their occurrence.

                2.8  Scheduled Reduction of Commitment.  Subject to Section
                     ---------------------------------
2.9, on each Reduction Date, the Commitment shall automatically be permanently
---
reduced by the then applicable Reduction Amount.

                2.9  Extension of the Reduction Date and the Maturity Date. At
                     -----------------------------------------------------
any time following the one year anniversary of the Closing Date, the then remaining Reduction Dates and the Maturity Date may each be extended for one year at Borrower's election with the written consent of all of the Banks (which may be withheld in the sole and absolute discretion of each Bank). Not earlier than June 1 nor later than August 1 of 1997 and of each subsequent year, and provided that Borrower is then
--------
in compliance with Section 7.1, Borrower may deliver to the Administrative Agent
                           ---
who will deliver to each of the Banks a written request for a one year extension of the then remaining Reduction Dates and the Maturity Date together with a Certificate of a Responsible Official signed by a Senior Officer on behalf of Borrower stating that the representations and warranties contained in Article 4
                                                                      ---------
(other than representations and warranties which expressly speak as of a
 ----- ----
particular date or are no longer true and correct as a result of a change which is not a violation of this Agreement) are true and correct on and as of the date of such Certificate. Within 60 days following the delivery of such Certificate, each Bank shall notify the Administrative Agent whether (in its sole and absolute discretion) it consents to such request. Each Bank which fails to respond to any such request for extension shall be deemed to have refused to consent thereto. After receiving the notifications from all of the Banks or the expiration of such period, whichever is earlier, the Administrative Agent shall notify Borrower and the Banks of the results thereof.

                If all of the Banks have consented to the extension then the remaining Reduction Dates and the Maturity Date shall each be extended for one year.

                If Banks holding at least 85% of the Commitment consent to the request for extension, but other Banks (each a "Non-Consenting Bank") notify the Administrative Agent that they will not consent to the request for extension (or fail to notify the Administrative Agent in writing of their consent to the extension), Borrower may cause all of the Non-Consenting Banks to be removed as Banks under this Agreement pursuant to Section 11.25, provided that such removal
                                               -----  --------
shall be accomplished by assignment to one or more Eligible Assignees which are willing to consent to the request for extension and not by reduction of the amount of Commitment. In the event that sufficient Eligible Assignees can be identified to assume the Pro Rata Shares of the Non-Consenting Banks, then the request for extension shall be granted with the effect as set forth above.

                2.10  Optional Termination of Commitment.  Following the
                      ----------------------------------
occurrence of a Change in Control, the Requisite Banks may in their sole and absolute discretion elect, during the thirty (30) day period immediately subsequent to the later of (a) such occurrence or (b) the earlier of (i) receipt
                  --------                                -------
of Borrower's written notice to the Administrative Agent of the Change in Control, or (ii) if no such notice has been received by the Administrative Agent, the date upon which the Administrative Agent has actual knowledge thereof, to terminate the Commitment, in which case the Commitment shall be terminated effective on the date which is thirty (30) days subsequent to written notice from the Administrative Agent to Borrower thereof.

                2.11     Administrative Agent's Right to Assume Funds Available
                        -------------------------------------------------------
for Advances. Unless the Administrative Agent shall have been notified by any
------------
Bank no later than 10:00 a.m. on the Banking Day of the proposed funding by the Administrative Agent of any Loan that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the total amount of such Loan, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reliance upon such assumption, make available to Borrower a corresponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Bank interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

                2.12  Collateral and Guaranty.  The Obligations shall be
                      -----------------------
guaranteed by the Guarantors and secured by the Collateral pursuant to the Collateral Documents.

                2.13  Senior Indebtedness.  The Obligations shall be and
                      -------------------
hereby are designated as "Senior Indebtedness" with respect to all Subordinated Obligations and all payments with respect to any Subordinated Obligations shall be subject to Section 6.1.
                      ---

                                   Article 3
                               PAYMENTS AND FEES
                               -----------------


                3.1      Principal and Interest.
                         ----------------------

                         (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after Default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest at the Default Rate to the fullest extent permitted by applicable Laws.

                         (b) Interest accrued on each Base Rate Loan on the first Banking Day of each calendar month shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid
                  ------                                  ---
        principal amount of any Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Base Rate plus the applicable
                                                          ----
        Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Base Rate shall take effect simultaneously
        ------
        with the corresponding change in the Base Rate.

                         (c) Interest accrued on each Eurodollar Rate Loan which is for a term of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Banks have approved a Eurodollar Period of longer than six months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Section 3.9, the
                           ------                                  ---
        unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the applicable Eurodollar Margin.
                  ----

                           (d) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

 (i)   the amount, if any, by which the sum of (A) the principal outstanding
                                        ---
                Indebtedness evidenced by the Notes, plus (B) the Aggregate
                                                     ----
                Effective Amount of all outstanding Letters of Credit plus (C)
                                                                      ----
                the Swing Line Outstandings at any
                time exceeds the then applicable Commitment, shall be payable immediately; and

(ii)   the principal Indebtedness evidenced by the Notes shall in any event be payable on the Maturity Date.

                    (e) The Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment
                          ------
              under this Section (i) any partial prepayment shall be not less than $5,000,000, or in integral multiples of $1,000,000 which are in excess of $5,000,000, (ii) the Administrative Agent shall have received written notice of any prepayment by 9:00 a.m. California time on the Banking Day prior to the date of prepayment (which must be a Banking Day) in the case of a Base Rate Loan, and, in the case of a Eurodollar Rate Loan, three (3) Banking Days before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal on any Eurodollar Rate Loan shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.8(e). Promptly following receipt of a notice of
                         ------
              prepayment under clause (ii) above, the Administrative Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and amount thereof.

                3.2      Underwriting Fees.  On the Closing Date and on the
                         -----------------
Commitment Increase Date, Borrower shall pay to the Administrative Agent underwriting fees in the amount heretofore agreed upon by letter agreement between Borrower and the Arranger. The underwriting fees are for the services of the Arranger in arranging the credit facilities under this Agreement and are fully earned when paid. The underwriting fees paid to the Arranger are solely for its own account and are nonrefundable.

                3.3      Upfront Fees.  On the Closing Date, Borrower shall pay
                         ------------
to the Arranger, for the accounts of each Co-Agent, upfront fees in the amounts heretofore agreed upon by letter agreement among Borrower, the Co-Agents, the Administrative Agent and the Arranger. On the Commitment Increase Date, Borrower shall further pay to the Administrative Agent, upfront fees in an amount previously agreed upon between the Administrative Agent, the Arranger and Borrower. The Administrative Agent shall pay each Bank upfront fees in an amount agreed to by the Arranger and that Bank in a writing between that Bank and the Arranger. Such upfront fees are for the credit facilities committed by each Bank under this Agreement and are fully earned when paid. The upfront fees paid to each Bank are solely for its own account and are nonrefundable.

                3.4      Commitment Fees.  From the Closing Date, Borrower shall
                         ---------------
pay to the Administrative Agent, for the ratable accounts of the Banks pro rata according to their Pro Rata Share, a commitment fee equal to the Commitment Fee Rate in effect from time to time times the average daily amount by which the
                                 -----
Commitment exceeds the sum of (a) the aggregate principal amount outstanding
                       ------
under the Notes (but not the Swing Line Outstandings) plus (b) the Aggregate
                 -------                              ----
Effective Amount under all outstanding Standby Letters of Credit. The commitment fee shall be payable quarterly in arrears on each Quarterly Payment Date, on the Maturity Date and upon the date of any partial reduction or termination of the Commitment pursuant to Sections 2.7, 2.8 and 2.10.
                                                   ---  ---     ----

                3.5      Letter of Credit Fees.  With respect to each Letter of
                        ---------------------
Credit, Borrower shall pay the following fees:

                        (a) concurrently with the issuance of each Standby Letter of Credit, a letter of credit issuance fee to the Issuing Bank for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between Borrower and the Issuing Bank;
                        (b) concurrently with the issuance of each Standby Letter of Credit, to the Administrative Agent for the ratable account of the Banks in accordance with their Pro Rata Share, a standby letter of credit fee in an amount equal to the applicable Standby Letter of Credit Fee per annum as of the date of such issuance times the face amount of such Standby Letter of
                                 -----
                Credit through the termination or expiration of such Standby Letter of Credit, which the Administrative Agent shall promptly pay to the Banks; and

                        (c) concurrently with each issuance, negotiation, drawing or amendment of each Commercial Letter of Credit, to the Issuing Bank for the sole account of the Issuing Bank, issuance, negotiation, drawing and amendment fees in the amounts set forth from time to time as the Issuing Bank's published scheduled fees for such services.

Each of the fees payable with respect to Letters of Credit under this Section is earned when due and is nonrefundable.

                3.6      Agency Fees. On the Closing Date (for the period
                         -----------
through the Second Closing Date), on the Second Closing Date, and annually thereafter, Borrower shall pay to the Administrative Agent an agency fee in such amounts as heretofore agreed upon by letter agreement between Borrower and Bank of America and the Arranger. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

                3.7     Increased Commitment Costs.  If any Bank shall determine
                        --------------------------
in good faith that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Eurodollar Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of Law)
of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines in good faith that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within ten (10) Banking Days after demand of such Bank, Borrower shall pay to such Bank, from time to time as specified in good faith by such Bank, additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement, provided that Borrower shall
                                                    --------
not be obligated to pay any such amount which arose prior to the date which is ninety (90) days preceding the date of such demand or is attributable to periods prior to the date which is ninety (90) days preceding the date of such demand. Any request for compensation by a Bank under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs or diminished rate of return on capital have been incurred or sustained by the Bank. If Borrower becomes obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 11.26; provided that Borrower shall have paid such
                        -----  --------
amount to that Bank and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of its intent to so remove the Bank. Each Bank's determination of such amounts shall be conclusive in the absence of manifest error.

                3.8     Eurodollar Costs and Related Matters.
                        ------------------------------------

                        (a) In the event that any Governmental Agency imposes on any Bank any reserve or comparable requirement (including any
                                                               ---------
            emergency, supplemental or other reserve) with respect to the Eurodollar Obligations of that Bank, Borrower shall pay that Bank within five (5) Banking Days after demand all amounts necessary to compensate such Bank (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market) in respect of the imposition of such reserve requirements. The Bank's determination of such amount shall be conclusive in the absence of manifest error.

                        (b) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance:

                        (1) shall subject any Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Bank attributable to the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding (i) taxes imposed on
                                                ---------
                 or measured in whole or in part by its overall net income, gross income or gross receipts, (ii) franchise taxes imposed by
                 (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business," and (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the
                                                               -----
                 extent such forms are then available under applicable Laws;

                        (2) shall impose, modify or deem applicable any reserve not applicable or deemed applicable on the date hereof (including any reserve imposed by the Board of Governors of the
                  ---------
                 Federal Reserve System, special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office); or

                        (3) shall impose on any Bank or its Eurodollar Lending Office or the Designated Eurodollar Market any other condition affecting any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans, its obligation to make Eurodollar Rate Advances or this Agreement, or shall otherwise affect any of the same;

        and the result of any of the foregoing, as determined in good faith by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, within five (5) Banking Days after demand by such Bank (with a copy to the Administrative Agent), Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). A statement of any Bank claiming compensation under this subsection and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error.

                  (c) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the good faith opinion of any Bank, make it unlawful or impossible for such Bank or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, and such Bank shall so notify the Administrative Agent, then such Bank's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality or impossibility and the Administrative Agent forthwith shall give notice thereof to the other Banks and Borrower. Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Base Rate Advances on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Bank may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion
                                 --------
        shall not be subject to payment of a prepayment fee under clause (e) of this Section. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Bank to notify the Administrative Agent under this Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Bank shall fund such amount as a Base Rate Advance for the same period of time, and such amount shall be treated in all respects as a Base Rate Advance. Any Bank whose obligation to make Eurodollar Rate Advances has been suspended under this Section shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.


                    (d)   If, with respect to any proposed Eurodollar Rate Loan:

                    (1) the Administrative Agent reasonably determines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks, deposits in Dollars (in the applicable amounts) are not being offered to any Bank in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                    (2) the Requisite Banks advise the Administrative Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Banks for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or
                (ii) will not adequately and fairly reflect the cost to such Banks of making the applicable Euro-dollar Rate Advances;

        then the Administrative Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future Eurodollar Rate Advances shall be suspended unless (but only if clause
                                                    ------
        (2) above is the basis for such suspension) Borrower notifies the
        ---
        Administrative Agent in writing that it elects to pay the Enhanced Eurodollar Margin with respect to all Eurodollar Rate Loans made during such period.

                  (e) Upon payment or prepayment of any Eurodollar Rate Advance (other than as the result of a conversion required under clause
                 ----- ----
        (c) of this Section) on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Bank to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, or upon the failure of Borrower to prepay a Eurodollar Rate Loan on the date specified in a notice of prepayment delivered to the Administrative Agent pursuant to Section 3.1(e), Borrower shall pay
                                                     ------
        to the appropriate Bank within ten (10) Banking Days after demand a prepayment fee, failure to borrow fee or failure to prepay fee, as the case may be (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market), equal to the sum
                                                                           ---
        of:
        --

                  (1) the principal amount of the Eurodollar Rate Advance prepaid or not borrowed or prepaid, as the case may be, times the
                                                                     -----
             number of days from and including the date of prepayment or failure to borrow or prepay, as applicable, to but excluding the last day in the applicable Eurodollar Period], divided by 360, times the
                                                   ----------      -----
             applicable Interest Differential (provided that the product of the
                                               --------
             foregoing formula must be a positive number); plus
                                                           ----

                   (2) all out-of-pocket expenses incurred by the Bank reasonably attributable to such payment, prepayment or failure to borrow.

        Each Bank's determination of the amount of any prepayment fee, failure to borrow fee or failure to prepay fee payable under this Section shall be conclusive in the absence of manifest error.

                    (f) Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to clause (a) or clause (b) of this
                                                 -             -
        Section, and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank. Any request for compensation by a Bank under this Section shall set forth the basis upon which it has been determined that such an amount is due from Borrower, a calculation of the amount due, and a certification that the corresponding costs have been incurred by the Bank.

                     (g) If any Bank claims compensation or is excused from making or continuing Eurodollar Rate Loans under this Section:

                          (i)     Borrower may at any time, upon at least four
                (4) Eurodollar Banking Days' prior notice to the Administrative Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee (subject to clause (c) of this Section)
                ----                                       ---
                required by clause (e) of this Section, pay in full the affected
                                   ---
                Eurodollar Rate Advances of such Bank or request that such Eurodollar Rate Advances be converted to Base Rate Advances; and

                           (ii) In the case where Borrower becomes obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 11.26; provided that Borrower shall have paid such amount to
                -----  --------
                that Bank and that Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of its intent to so remove the Bank.

                3.9   Late Payments. If any installment of principal or interest
                      -------------
or any fee or cost or other amount payable under any Loan Document to the Administrative Agent or any Bank is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum
                                                                            ---
of the Base Rate plus the applicable Base Rate Margin plus 2%, to the fullest
                 ----                                 ----
extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be compounded monthly,
         ---------
on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

                3.10   Computation of Interest and Fees. Computation of interest
                       --------------------------------
on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Eurodollar Rate Loans and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day. Notwithstanding anything in this Agreement to the contrary, interest in excess of the maximum amount permitted by applicable Laws shall not accrue or be payable hereunder or under the Notes, and any amount paid as interest hereunder or under the Notes which would otherwise be in excess of such maximum permitted amount shall instead be treated as a payment of principal.

               3.11    Non-Banking Days.  If any payment to be made by Borrower
                       ----------------
or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

               3 .12   Manner and Treatment of Payments.
                       --------------------------------

                       (a)   Each payment hereunder (except payments pursuant to
                                                     ------
        Sections 3.7, 3.8, 11.3, 11.11 and 11.22) or on the Notes or under any
                 ---  ---  ----  -----     -----
        other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Banks or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m. (other than payments with respect to
                                         -----
        Swing Line Loans, which must be paid directly to the Swing Line Bank and received by 3:00 p.m.), California time, on the day of payment (which must be a Banking Day). All payments received after such time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Bank shall be immediately paid by the Administrative Agent to the applicable Bank in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California time, on a Banking Day and not so made available to the account of a Bank on that Banking Day, the Administrative Agent shall reimburse that Bank for the cost to such Bank of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America.

                       (b) Each payment or prepayment on account of any Loan shall be applied pro rata according to the outstanding Advances made by each Bank comprising such Loan.

                       (c) Each Bank shall use its best efforts to keep a record (which may be in tangible or electronic or other intangible form) of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as
                                             -------
        against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, the failure by any Bank to keep such a record shall not affect Borrower's obligation to pay the Obligations.

                       (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding (i) taxes imposed on or measured
                                      ---------
        in whole or in part by overall net income, gross income or gross receipts, (ii) franchise taxes imposed on any Bank by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (iii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iv) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then available under
                   -----
        applicable Laws (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Bank under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant Governmental Agency and
        (ii) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such Taxes, that Bank shall promptly refund such excess to Borrower. If Borrower becomes obligated to pay a material amount under this Section to any Bank, that Bank will be subject to removal in accordance with Section 11.26;
                                                                   -----
        provided that Borrower shall have paid such amount to that Bank and that
        --------
        Borrower, within the thirty (30) day period following the date of such payment, shall have notified that Bank in writing of its intent to so remove the Bank.

                3.13   Funding Sources.  Nothing in this Agreement shall be
                       ---------------
deemed to obligate any Bank to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner, provided that each Bank severally represents and
                            --------
warrants that it has obtained the funds for its Advances in compliance with applicable Laws and that the making of its Advances will not constitute "prohibited transactions" as such term is defined in ERISA.

                3.14   Failure to Charge Not Subsequent Waiver.  Any decision by
                       ---------------------------------------
the Administrative Agent or any Bank not to require payment of any interest (including interest at the Default Rate), fee, cost or other amount payable
 ---------
under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Administrative Agent's or such Bank's right to require full payment of any interest (including interest at the Default Rate), fee, cost or other amount
          ---------
payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

                3.15   Administrative Agent's Right to Assume Payments Will be
                       -------------------------------------------------------
Made by Borrower. Unless the Administrative Agent shall have been notified by
----------------
Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

                3.16   Fee Determination Detail.  The Administrative Agent, and
                       ------------------------
any Bank, shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to the Creditors, or that Bank, under Article 3
                                                                      ---------
has been determined, concurrently with demand for such payment.

                3.17   Survivability.  All of Borrower's obligations under
                       -------------
Sections 3.7 and 3.8 shall survive for ninety (90) days following the date on
         ---     ---
which the Commitment is terminated, all Obligations hereunder are fully paid and all Letters of Credit have expired.

                                   Article 4
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------


                Borrower represents and warrants to the Banks that:

                4.1   Existence and Qualification; Power; Compliance With
                      ---------------------------------------------------
        Laws.  Borrower is a corporation duly formed, validly existing and in
        ----
        good standing under the Laws of Delaware. Each of the Guarantors is a corporation duly formed, validly existing and in good standing under the Laws of its state of formation. Borrower and each of the Guarantors are duly qualified or registered to transact business and are in good standing in each other jurisdiction in which the conduct of their business or the ownership or leasing of their Properties makes such qualification or registration necessary, except where the failure so to
                                                 ------
        qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower and each Guarantor have all requisite corporate or other organizational power and authority to conduct their business, to own and lease their Properties and to execute and deliver each Loan Document to which each is a Party and to perform the Obligations. All outstanding shares of the capital stock of Borrower are duly authorized, validly issued, fully paid and non-assessable, and no holder thereof has any enforceable right of rescission under any applicable state or federal securities
        Laws. Borrower is in compliance with all Requirements of Law applicable to its business as at present conducted, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business as at present conducted, except where the failure so to comply, file,
                           ------
        register, qualify or obtain exemptions does not constitute a Material Adverse Effect. The Banks acknowledge that Atlantic City is not required to hold any licenses under applicable Gaming Laws until the Atlantic City Completion Date.

                4.2   Authority; Compliance With Other Agreements and
                      -----------------------------------------------
        Instruments and Government Regulations. The execution, delivery and
        --------------------------------------
        performance by Borrower and each Guarantor of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate or other organizational action, and do not and will not:

                        (a) Require any consent or approval not heretofore
                obtained of any member, partner, director, stockholder, security holder or creditor of such Party;

                        (b) Violate or conflict with any provision of such
                Party's charter, articles of incorporation, operating agreement or bylaws, as applicable;

                        (c) Result in or require the creation or imposition of
                any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                        (d) Violate any Requirement of Law applicable to such
                Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;
                                                             ------------

                        (e) Result in a breach of or constitute a default under,
                or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected;

        and none of Borrower or any Guarantor is in violation of, or default under, any Requirement of Law or Contractual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any espect that constitutes a Material Adverse Effect.

                4.3   No Governmental Approvals Required.  Except as set forth
                      ----------------------------------   ------
        in Schedule 4.3 or previously obtained or made, no authorization,
           ------------
        consent, in approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and its Restricted Subsidiaries of the Loan Documents to which it is a Party. Except as set forth in
                                                   ------
        Schedule 4.3, all authorizations from, or filings with, any Governmental
        ------------
        Agency described in Schedule 4.3 will be accomplished as of the Second
                            ------------
        Closing Date.

                 4.4  Subsidiaries.
                      ------------

                        (a) Schedule 4.4 hereto correctly sets forth the names,
                            ------------
                form of legal entity, number of shares of capital stock issued and outstanding, number of shares owned by Borrower or a Subsidiary of Borrower (specifying such owner) and jurisdictions of organization of all Subsidiaries of Borrower. Except as described in Schedule 4.4, Borrower does not own any capital
                             ------------
                stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in Schedule 4.4, all of the
                                                      ------------
                outstanding shares of capital stock, or all of the
                units of equity interest, as the case may be, of each Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with all applicable state and federal securities and other
                Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of
                ------
                Others.

                        (b) Each Restricted Subsidiary of Borrower is a business
                entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification necessary (except Where the failure to be so
                                              ------
                duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

                        (c) Each Restricted Subsidiary of Borrower is in
                compliance with all Requirements of Law applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Restricted Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the
                                                               ------
                failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

                4.5   Financial Statements.  Borrower has furnished to the Banks
                      --------------------
        (a) the audited consolidated and consolidating financial statements of Borrower and its Subsidiaries for the Fiscal Year ended December 31, 1995, (b) the unaudited consolidated and consolidating financial statements of each of Borrower and its Subsidiaries for the Fiscal Quarter ended March 31, 1996, and (c) the unaudited pro forma balance sheet of Las Vegas dated as of the Second Closing Date based upon the then most recent unaudited financial statements of Las Vegas but giving pro forma effect to the transactions which will occur on the Second Closing Date. The financial statements described in clauses (a) and (b)
                                                                      -       -
        fairly present in all material respects the financial condition, results of operations and
        changes in financial position of Borrower and its Subsidiaries, and the balance sheet described in clause (c), fairly presents the financial
                                           -
        condition of Las Vegas, in each case as of such dates and for such periods in conformity with Generally Accepted Accounting Principles, consistently applied.

                4.6   No Other Liabilities; No Material Adverse
                      -----------------------------------------
        Changes.  Borrower and its Subsidiaries do not have any material
        -------
        liability or material contingent liability required under Generally Accepted Accounting Principles to be reflected or disclosed and not reflected or disclosed in the financial statements described in Section 4.5(b), other than liabilities and contingent liabilities arising in
        ------
        the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since December 31, 1995. As of any date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

                4.7   Title to Property.  Borrower and its Subsidiaries have
                      -----------------
        valid title to the Property reflected in the financial statements described in Section 4.5(b), other than immaterial items of Property and
                             ------
        Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than
                                                                    ----------
        Permitted Encumbrances, Permitted Rights of Others and Liens or Rights of Others described in Schedule 4.7 or permitted by Section 6.8.
                               ------------                         ---

                4.8   Intangible Assets.  Borrower and its Subsidiaries own, or
                      -----------------
        possess the right to use to the extent necessary in their businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect. Schedule 4.8 sets forth all material patents,
                         ------------
        trademarks, trade names, trade styles and copyrights owned by Borrower.

                4.9   Public Utility Holding Company Act.  Neither Borrower nor
                      ----------------------------------
        any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                4.10   Litigation.  Except for (a) any matter fully covered as
                       ----------   ------
        to subject matter and amount (subject to applicable deductibles and retentions) by insurance as to which the insurance carrier has been notified and has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Subsidiaries of less than $5,000,000, (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Subsidiaries and (d) matters set forth in Schedule 4.10,
                                                                -------------
        there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Subsidiaries or any Property of any of them before any Governmental Agency.

                4.11   Binding Obligations.  Each of the Loan Documents to which
                       -------------------
        Borrower any of its Restricted Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws, Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion. Each of the certifications contained in the Solvency Certificates is accurate.

                4.12   No Default.  No event has occurred and is continuing that
                       ----------
        is a Default or Event of Default.

                4.13   ERISA.
                       -----

                        (a) With respect to each Pension Plan:

                              (i) such Pension Plan complies in all material
                respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                              (ii) such Pension Plan has not incurred any
                "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                              (iii) no "reportable event" (as defined in Section
                4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                              (iv) neither Borrower nor any of its Subsidiaries
                has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse Effect.

                        (b) Neither Borrower nor any of its Subsidiaries has
                incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

                4.14  Regulations G, T, U and X; Investment Company Act.  No
                      -------------------------------------------------
        part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in violation of Regulations G, T, U and X. Neither Borrower nor any of its Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

                4.15  Disclosure.  No written statement made by a Senior
                      ----------
        Officer of Borrower or any Guarantor to the Administrative Agent or any Bank in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

                4.16  Tax Liability.  Borrower and its Subsidiaries have filed
                      -------------
        all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or its Subsidiaries, except (a) such
                                                             ------
        taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes so long as no material Property of Borrower or any of its Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                4.17  Projections.  As of the Closing Date, to the best
                      -----------
        knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower and its Subsidiaries, and the Projections are reasonably based on such assumptions. Nothing in this Section shall be construed as a representation or covenant that the Projections in fact will be achieved. The Creditors acknowledge that the Projections are forward-looking statements and that actual financial results for Borrower and its Subsidiaries could differ materially from those set forth in the Projections.

                4.18  Hazardous Materials.  Except as described in Schedule
                      -------------------                          --------
        4.18, (a) neither Borrower nor any of its Subsidiaries
        ----
        at any time has disposed of, discharged, released or threatened the release of any Hazardous Materials on, from or under the Real Property in violation of any Hazardous Materials Law that would individually or in the aggregate constitute a Material Adverse Effect, (b) to the best knowledge of Borrower, no condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect, (c) no Real Property or any portion thereof is or has been utilized by Borrower or any of its Subsidiaries as a site for the manufacture of any Hazardous Materials and (d) to the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

                4.19  Security Interests.  On the Closing Date, substantially
                      ------------------
        concurrently with the execution and delivery of the Irrevocable Security Agreement - Defeasance, such agreement will create a valid and perfected Lien in favor of First Trust of Illinois, as agent for the ratable benefit of the Administrative Agent and the Creditors in Cash Equivalents having a value of not less than $157,500,500, and such Lien will be of first priority. Upon the execution and delivery of the Borrower Security Agreement and the Subsidiary Security Agreement, such agreements will create valid and perfected first priority security interests in the Collateral described therein securing the Obligations (subject only to Permitted Encumbrances, Permitted Rights of Others, purchase money liens permitted under Section 6.8(g) and matters
                                                     ------
        disclosed in Schedule 4.7 and to such qualifications and exceptions as
                     ------------
        are contained in the Uniform Commercial Code with respect to the priority of security interests perfected by means other than the filing of a financing statement or with respect to the creation of security interests in Property to which Article 9 of the Uniform Commercial Code does not apply) and all action necessary to perfect the security interest so created, other than filing of the UCC-1 financing statements
                             ----- ----
        delivered to the Administrative Agent pursuant to Section 8.1 with the appropriate Governmental Agency, have been taken and completed. Upon the execution and delivery of the Trademark Security Interest Assignment and the Copyright Assignment, such agreements will create a valid first priority collateral assignment of the Collateral described therein securing the Obligations and all action necessary to perfect the collateral assignment so created, other than the filing thereof with the
                                          ----- ----
        United States Patent and Trademark Office, and the United States Copyright Office will have been taken and completed. Upon the execution and delivery of the Pledge Agreement and the Subsidiary Pledge Agreement, and the delivery to the

        Administrative Agent of the Pledged Collateral described therein (or, in the case of the stock of Las Vegas, the delivery of such stock to Bank of America Nevada under the Nevada Pledge Escrow Agreement), such agreements will create a valid and perfected first priority security interest in such Pledged Collateral described therein. Upon the execution and delivery of the Deeds of Trust, the Deeds of Trust will create a valid Lien in the Collateral described therein securing the Obligations, other than those arising under Sections 4.18, 5.11 and
                     ----- ----                              ----  ----
        11.22, (subject only to Permitted Encumbrances, Permitted Rights of
        -----
        Others and matters described in Schedule 4.7), and all action necessary
                                        ------------
        to perfect the Lien so created, other than recordation or filing thereof
                                        ----- ----
        with the appropriate Governmental Agencies, will have been taken and completed.

                                   Article 5
                             AFFIRMATIVE COVENANTS
                             ---------------------
                          (OTHER THAN INFORMATION AND
                           --------------------------
                            REPORTING REQUIREMENTS)
                            ----------------------


                So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Banks) otherwise consents:

                5.1      Payment of Taxes and Other Potential Liens.  Pay and
                         ------------------------------------------
discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its Restricted Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material Property of Borrower or any of its Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

                5.2      Preservation of Existence.  Preserve and maintain their
                        -------------------------
respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business except (a) where the failure to so preserve and maintain the existence of any Restricted Subsidiary of Borrower and such authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations would not constitute a Material Adverse Effect and (b) that a merger permitted by Section 6.3 shall not
                                                                   ---
constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified
                      ------
would not constitute a Material Adverse Effect.

                5.3      Maintenance of Properties.  Maintain, preserve and
                        -------------------------
protect all of their respective Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and
                             ------
protect a particular item of Property that is not of significant value, either intrinsically or to the operations of Borrower and its Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

                5.4      Maintenance of Insurance.  Maintain liability, casualty
                         ------------------------
and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Restricted Subsidiaries operate and, in any event, such insurance as is required under the Deeds of Trust.

                5.5      Compliance With Laws.  Comply, within the time period,
                         --------------------
if any, given for such compliance by the relevant Governmental Agency with enforcement authority, with all Requirements of Law noncompliance with which constitutes a Material Adverse Effect, except that Borrower and its Restricted
                                       ------
Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

                5.6      Inspection Rights.  Upon reasonable notice, at any time
                         -----------------
during regular business hours and as often as reasonably requested (but not so as to materially interfere with the business of Borrower or any of its Subsidiaries) permit the Administrative Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Subsidiaries with any of their officers, managers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Bank true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower.

                5.7      Keeping of Records and Books of Account.  Keep adequate
                         ---------------------------------------
records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Subsidiaries.

                5.8      Compliance With Agreements.  Promptly and fully comply
                         --------------------------
with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Bank or another Person, except for any such Contractual Obligations
                ------

(a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

                5.9      Use of Proceeds.  Use the proceeds of Loans (a) on the
                         ---------------
Closing Date, to finance up to a $150,000,000 portion of the deposit necessary to defease the First Mortgage Notes, (b) on the Second Closing Date, to refinance the Existing Credit Facility, (c) to finance expenses associated with the transactions contemplated herein, and (d) to finance Capital Expenditures at the MGM Grand - Las Vegas, design, development and construction expenses associated with the MGM Grand Atlantic City, and for other general corporate purposes.

                5.10     New Restricted Subsidiaries.  Cause any Person which
                         ---------------------------
hereafter becomes a Restricted Subsidiary of Borrower to execute and deliver to the Administrative Agent a Subsidiary Guaranty, a Subsidiary Security Agreement and a joinder to the Trademark Security Interest Assignment and the Copyright Assignment, and (subject to compliance with applicable Gaming Laws) deliver the certificates evidencing all equity interests in such Restricted Subsidiary to the Administrative Agent in pledge pursuant to the Pledge Agreement or, if appropriate, pursuant to a Subsidiary Pledge Agreement.

                5.11     Hazardous Materials Laws.  Keep and maintain all Real
                         ------------------------
Property and each portion thereof in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing (attaching a copy of any pertinent written material) of (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on Property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such Real Property under any applicable Hazardous Materials Laws.

                5.12     Change of Name.  Notify the Administrative Agent in
                         --------------
writing of any change of the name of Borrower or any of its Restricted Subsidiaries within five Banking Days of such change, and promptly (and in any event within ten Banking Days of request) execute such amendments to any of the Collateral

Documents and take such other actions as may be requested by the Administrative Agent to reflect such change of its name.

                5.13     MGM Grand - Atlantic City.
                         -------------------------
        (a) Concurrently with the acquisition by Borrower or Atlantic City of any fee or leasehold interest in Real Property, execute and deliver to the Administrative Agent, a first mortgage with respect thereto (in a form reasonably acceptable to the Administrative Agent and in any event providing substantive remedies no less favorable to the Creditors than the Nevada Deed of Trust), together with the following, in each case at Borrower's sole expense:

                        (i) assurances from a title insurance company acceptable to the Administrative Agent that it is prepared to issue its "LP-10" ALTA construction lenders title policy (or such other lenders title policy determined by the Administrative Agent to be the equivalent thereof) insuring the Lien of such first mortgage in an amount not less than the amount of the Commitment, subject only to such exceptions as are reasonably acceptable to the Administrative Agent, with such title policy endorsements as the Administrative Agent may reasonably require and with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent, together with the written commitment of
                                      -------------
                such title insurance company to issue on or before the Atlantic City Completion Date its replacement ALTA title policy in the same form with such title policy endorsements as the Administrative Agent may reasonably require;

                        (ii) a "Phase I" environmental report with respect to the underlying Real Property prepared by a qualified independent environmental expert acceptable to the Administrative Agent;

                        (iii) a Certificate of a Senior Officer of Borrower setting forth all permits which it holds from Governmental Agencies with respect to construction of the MGM Grand - Atlantic City; and

                        (iv) such other assurances, insurance certificates opinions and the like as the Administrative Agent may reasonably request.

        (b)     Until the Atlantic City Completion Date:

                        (i) Proceed diligently and without interruption (except as may be caused by events outside the
                 ------
                control of Borrower) to onstruct and furnish the MGM Grand - Atlantic City (or to redevelop the component existing hotel\casino properties) and comply in all material respects with all existing Laws and requirements of all Governmental Agencies having jurisdiction over the MGM Grand - Atlantic City and with all future Laws and requirements that become applicable to the MGM Grand - Atlantic City prior to the Atlantic City Completion Date;

                        (ii) Permit CSG to monitor the construction of the MGM Grand - Atlantic City and provide CSG with such information and access to the MGM Grand - Atlantic City and individuals employed by Borrower, and the architect and contractor for the MGM Grand-Atlantic City as it may reasonably request for that purpose;

                        (iii) Permit the Administrative Agent, or any Bank, at any reasonable time to enter and visit the MGM Grand - Atlantic City for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction and\or redevelopment of the MGM Grand - Atlantic City; and

                        (iv) Promptly pay when due (subject to applicable retentions) or otherwise discharge all claims and Liens for labor done and materials and services furnished in connection with the construction or redevelopment of the MGM Grand - Atlantic City, except for claims contested in good faith by
                               ------
                appropriate proceedings, provided that any such claims are
                                         --------
                covered by such payment bonds or title insurance policy endorsements as may be requested by the Administrative Agent.

                5.14   Completion Certificates.  As promptly as practicable
                       -----------------------
following the Atlantic City Completion Date, provide the Administrative Agent with:

                (a) a written certificate executed by the primary architect, engineer and contractor and reasonably acceptable to the Administrative Agent certifying that the MGM Grand - Atlantic City has been completed in all material respects in accordance with the plans therefor and complies in all material respects with all applicable zoning, building and land use Laws and that the MGM Grand - Atlantic City is ready to be opened for business;

                (b) an ALTA survey of the Atlantic City Property that (i) demonstrates compliance of the MGM Grand - Atlantic City in all material respects with all applicable Laws and requirements of Governmental Agencies, (ii) sets forth all easements and licenses burdening the Atlantic City Property, (iii) reflects no encroachments onto the Atlantic City Property and no encroachments by the MGM Grand - Atlantic City onto adjoining real property and (iv) certifies the legal description of the Atlantic City Property to be the same as that set forth in the title insurance policy referred to in Section 5.13(a)(i);
                                                                   ----------
        and

                (c) any endorsements to the title insurance policy referred to in Section 5.13(a)(i) as are requested by the Administrative Agent, at
                   ----------
        the sole expense of Borrower.

                                   Article 6
                              NEGATIVE COVENANTS
                              ------------------


                So long as any Advance remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Banks or, if required by Section 11.2, of all of the Banks) otherwise consents:
----

                6.1      Payment of Subordinated Obligations.  Pay any principal
                         -----------------------------------
(including sinking fund payments) or any other amount (other than scheduled
 ---------                                             ----- ----
interest payments) with respect to any Subordinated Obligation, or purchase or redeem (or offer to purchase or redeem) any Subordinated Obligation, or deposit any monies, securities or other Property with any trustee or other Person to provide assurance that the principal or any portion thereof of any Subordinated Obligation will be paid when due or otherwise to provide for the defeasance of any Subordinated Obligation except, so long as no Default or
                                          ------
Event of Default then exists or would result therefrom Borrower may make payments of scheduled interest on any Subordinated Obligation.

                6.2      Disposition of Property.  Make any Disposition of its
                         -----------------------
Property, whether now owned or hereafter acquired, other than Dispositions of
                                                   ----- ----
the types described below made when no Default or Event of Default exists or would result therefrom:

                (a) the Disposition of MGM Grand Monorail or the Disposition by MGM Grand Monorail, Inc. of its interests Monorail, in each case to a Governmental Agency in connection with the similar disposition of all other interests of members in Monorail, and provided
                                                                      --------
        that Borrower retains the right to reasonable access to, and the common use of, the monorail owned by Monorail;

                (b) Dispositions of tangible personal Property made in connection with and in furtherance of the implementation of Master Plan improvements to the MGM Grand - Las Vegas;

                (c) a Disposition of New York to Primadonna Resorts, Inc. or its Affiliates in accordance with Borrower's existing buy/sell agreements with Primadonna Resorts, Inc. as in effect as of the Closing Date; and

                (d) other Dispositions made in any Fiscal Year which do not result in the aggregate Net Proceeds from all Dispositions made during that Fiscal Year being in excess of 7% of Total Assets as of the last day of the preceding Fiscal Year;

provided that this Section shall not be effective to prohibit the Disposition
--------
of Las Vegas prior to the Second Closing Date to the extent that appropriate approvals of this covenant have not been obtained under applicable Nevada Gaming Laws.

                6.3      Mergers.  Merge or consolidate with or into any Person,
                         -------
except (a) mergers and consolidations of a Restricted Subsidiary of Borrower
------
into Borrower or another Restricted Subsidiary of Borrower, and (b) mergers and consolidations with a Person to effect a mere change in the State or form of organization of Borrower, provided that the financial condition of
                             --------
Borrower and its Subsidiaries are not adversely affected thereby and Borrower and its Subsidiaries execute such amendments to the Loan Documents as may be requested by the Administrative Agent to reflect such change.

                6.4       Hostile Acquisitions.  Directly or indirectly use the
                          --------------------
proceeds of any Loan in connection with the acquisition of part or all of a voting interest of five percent (5%) or more in any corporation or other business entity if such acquisition is opposed by the board of directors or management of such corporation or business entity.

                6.5      Distributions.  Make any Distribution, whether
                         -------------
from capital, income or otherwise, and whether in Cash or other Property, except:
------

                (a) Distributions by a Subsidiary of Borrower to Borrower or Restricted Subsidiary of Borrower; and

                (b) Distributions of Cash, Cash Equivalents or other securities paid to shareholders of Borrower, provided that (i) no
                                                     -------- ----
        Default or Event of Default then exists or would result therefrom,
        (ii) after giving effect to the making of such Distribution,
        (A) Borrower is in pro forma compliance with the covenants set forth in Sections 6.12 and 6.14, and (B) the Leverage Ratio as of the last
                    ----     ----
        day of the then most recent Fiscal Quarter is not greater than 2.00 to 1.00, and (iii) the amount of the Distributions otherwise permitted by this clause (b) to be made during any Fiscal Quarter shall be reduced by the amount of any outstanding Investments of the type described in Section 6.15(l).
                                  -------

                6.6      ERISA.  (a) At any time, permit any Pension Plan to (i)
                         -----
engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code), (ii) fail to comply with ERISA or any other applicable Laws,
(iii) incur any material "accumulated funding deficiency" (as defined in Section 302 of

ERISA), or (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect, or (b) withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

                6.7      Change in Nature of Business.  Make any material change
                         ----------------------------
in the nature of the business of Borrower and its Subsidiaries, taken as a whole.

                6.8      Liens and Negative Pledges.  Create, incur, assume or
                         --------------------------
suffer to exist any Lien or Negative Pledge of any nature upon or with respect to any of its Properties, or engage in any sale and leaseback transaction with respect to any of its Properties, whether now owned or hereafter acquired, except:
------

                (a) Until the Second Closing Date, the Liens and Negative Pledges established by the First Mortgage Note Indenture, the Existing Credit Facility and the Intercompany Loan Documents;

                (b) The Lien in favor of the holders of the First Mortgage Notes upon funds deposited to defease the First Mortgage Notes pursuant to the Irrevocable Security Agreement - Defeasance but not any extensions or renewals thereof;

                (c)     Permitted Encumbrances;

                (d)     Liens and Negative Pledges under the Loan Documents;

                (e) Liens and Negative Pledges existing on the Closing Date and disclosed in Schedule 4.7 and any renewals/extensions or
                              ------------
        amendments thereof, provided that the obligations secured or benefited
                            --------
        thereby are not increased;

                (f) Liens on Property acquired by Borrower or any of its Restricted Subsidiaries after the Closing Date that are in existence at the time of such acquisition and are not created in contemplation of such acquisition;

                (g)     Liens securing Indebtedness permitted by Section 6.9(e)
                                                                         ------
        on and limited to the capital assets acquired, constructed or financed with the proceeds of such Indebtedness or with the proceeds of any Indebtedness directly or indirectly refinanced by such Indebtedness, provided that the obligations secured or benefitted thereby are not
        --------
        increased; and

                (h) any Lien or Negative Pledge created by an agreement or instrument entered into by Borrower or a Restricted Subsidiary of Borrower in the ordinary course of its business which consists of a restriction on the assignability, transfer or hypothecation of such agreement or instrument;

provided that this Section shall not be effective to prohibit the Liens or
--------
Negative Pledges with respect to securities issued by Las Vegas prior to the Second Closing Date to the extent that appropriate approvals of this covenant have not been obtained under applicable Nevada Gaming Laws.

                6.9     Indebtedness and Guaranty Obligations.  Create, incur
                        -------------------------------------
or assume any Indebtedness or Guaranty Obligation except:
                                                  ------

                (a) Guaranty Obligations in favor of the holders of creditors under the First Mortgage Notes and, until the Second Closing Date occurs, Guaranty Obligations in favor of the creditors under the Existing Credit Facility and the Intercompany Loan Documents, but not in any such case any extensions or renewals thereof;

                (b) Indebtedness and Guaranty Obligations existing on the Closing Date and disclosed in Schedule 6.9 (and other Indebtedness and
                                      ------------
        Guaranty Obligations existing on the Closing Date but unintentionally omitted from that Schedule, but only to the extent that the aggregate amount of such Indebtedness and the amount so guaranteed does not exceed $5,000,000), and refinancings, renewals, extensions or amendments thereto by the same obligors that do not increase the amount thereof;

                (c) Indebtedness and Guaranty Obligations under the Loan Documents;

                (d) Indebtedness and Guaranty Obligations owed to Borrower or a Restricted Subsidiary by Borrower or a Restricted Subsidiary of Borrower;

                (e) Indebtedness consisting of Capital Lease Obligations, or otherwise incurred to finance the purchase or construction of capital assets (which shall be deemed to exist if the Indebtedness is incurred at or within 90 days before or after the purchase or construction of the capital asset), or to refinance any such Indebtedness, provided that the
                                                               --------
        aggregate principal amount of such Indebtedness outstanding at any time does not exceed $50,000,000;

                (f) Indebtedness consisting of one or more Swap Agreements; provided, that the aggregate notional amount
        --------
        of Indebtedness covered by all Secured Swap Agreements shall not exceed $250,000,000;

                (g) Subordinated Obligations incurred when no Default or Event or Default exists;

                (h) Guaranty Obligations in support of the obligations of Borrower or a Restricted Subsidiary of Borrower;

                (i) the New York Keep-Well and the Completion Guaranty dated as of September 15, 1995 in favor of the lenders to New York referred to in the New York Keep-Well;

                (j) additional Guaranty Obligations issued to creditors of the Australia Companies which, when aggregated with Investments outstanding under Section 6.15(l), do not exceed $10,000,000 at any
                                  -------
        time;

                (k) additional involuntary Investments in the Australia Companies (i) in an amount not to exceed 72,000,000 Australian dollars, made in accordance with the Australia Option Agreement concurrently with the exercise of options to purchase a 22.5% interest in the Australia Companies, and (ii) in the amount of any such demand, concurrently with the making of any demand for payment under Borrower's guaranty of the obligations of the Australia Companies described on Schedule 6.9 as in
                                                            ------------
        effect on the Closing Date; and

                (l) Guaranty Obligations in support of contracts reasonably related to the business of Borrower and its Restricted Subsidiaries issued to creditors of contractors, vendors and tenants of Borrower and its Restricted Subsidiaries, to the extent issued the ordinary course of business and in an aggregate amount which does not exceed $10,000,000 at any time.

                6.10    Transactions with Affiliates.  Enter into any
                        ----------------------------
transaction of any kind with any Affiliate of Borrower other than (a) salary,
                                                       ----  ----
bonus, employee stock option and other compensation arrangements with directors, officers or managers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Borrower and expressly authorized by a resolution of the board of directors of Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Borrower and its Restricted Subsidiaries, (d) transactions entered into when no Default or Event of Default has occurred and remains continuing and which are disclosed to the Administrative Agent in writing and in advance in an aggregate amount not to exceed $5,000,000 in any Fiscal Year, and (e) transactions on overall terms at least as favorable to Borrower or its Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

                6.11    Leverage Ratio.  Beginning with the Fiscal Quarter
                        --------------
ending September 30, 1996, permit the Leverage Ratio, as of the last day of any Fiscal Quarter ending during a period set forth below, to be greater than the ratio set forth below opposite that period:

                Period                                          Ratio
                ------                                          -----

                Closing Date through December
                31, 1997                                        3.00 to 1.00

                January 31, 1998 through
                December 31, 1998                               3.80 to 1.00

                Each Fiscal Quarter
                 thereafter                                     3.00 to 1.00.

                6.12    Interest Charge Coverage Ratio.  Beginning with the
                        ------------------------------
Fiscal Quarter ending September 30, 1996, permit the Interest Charge Coverage Ratio, as of the last day of any Fiscal Quarter ending during a period set forth below to be less than the ratio set forth opposite that period:

                Period                                          Ratio
                ------                                          -----

                Closing Date through December
                31, 1997                                        3.00 to 1.00

                January 31, 1998 through
                December 31, 1998                               2.25 to 1.00

                Each Fiscal Quarter
                 thereafter                                     3.00 to 1.00;

                6.13    Capital Expenditures.  Make, or become legally
                        --------------------
obligated to make, any Capital Expenditure except:

                (a)     Maintenance Capital Expenditures;

                (b) Capital Expenditures associated with Masterplan improvements of the MGM Grand - Las Vegas in an aggregate amount not to exceed $250,000,000;

                (c) Capital Expenditures to design, develop and construct the MGM Grand - Atlantic City in an aggregate amount not to exceed $750,000,000;

                (d) Capital Expenditures at New York required by Borrower's existing commitments therefor described on Schedule 6.13;
                                                              -------------
        and

                (e) Other Capital Expenditures in an amount which does not exceed $200,000,000 plus the amount of the net cash proceeds received
                            ----
        by Borrower from the issuance of equity securities by Borrower after December 31, 1996.

                6.14    Tangible Net Worth.  Beginning with the Fiscal Quarter
                        ------------------
ending September 30, 1996, permit Tangible Net Worth, as of the last day of any Fiscal Quarter, to be less than the sum of (a) 85% of Tangible Net Worth as of
                                    ---
the Closing Date (after giving effect to all costs associated with the defeasance of the First Mortgage Notes), plus (b) 50% of cumulative Net Income
                                         ----
of Borrower and its Subsidiaries for each Fiscal Quarter having then occurred since the Closing Date (without reduction for any net loss during any such Fiscal Quarter), plus (c) 75% of the net cash proceeds received by Borrower of
                 ----
the issuance of equity securities by Borrower afterthe Closing Date, minus
                                                                     -----
(d) the amount of any extraordinary losses arising out of the defeasance of the First Mortgage Notes or Masterplan improvements to the MGM Grand - Las Vegas permitted by Section 6.13(b).
                           -------

                6.15    Investments.  Make any Acquisition or enter into any
                        -----------
agreement to make any Acquisition, or suffer to exist any Investment, other
                                                                      -----
than:
----
                (a) Investments in existence on the Closing Date and disclosed on Schedule 6.15;
                     -------------

                (b)     Investments consisting of Cash Equivalents;

                (c) Investments consisting of advances to officers, managers, directors and employees of Borrower and the Restricted Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                (d)     Investments in wholly-owned Restricted Subsidiaries;

                (e) Investments consisting of or evidencing the extension of credit to customers or suppliers of Borrower and its Restricted Subsidiariesin the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

                (f) Investments received in connection with the settlement of a bona fide dispute with another Person;

                (g) Investments representing all or a portion of the sales price of Property sold or services provided to another Person in the ordinary course of business;

                (h) Investments consisting of Guaranty Obligations permitted by Section 6.9, and to the extent that no Default or Event of Default
                   ---
        has occurred and remains continuing, payments thereunder;

                (i) Investments in New York required to be made to permit the making of Capital Expenditures described on Schedule 6.13;
                                                        -------------

                (j) Investments consisting of 100 shares or less of publicly traded equity securities of Persons engaged in any business in which Borrower is engaged, which Investments do not exceed $100,000 in the aggregate at any time;

                (k) Investments made to satisfy the alternative investment tax obligations of Borrower or any of its Subsidiaries under the New Jersey Casino Control Act, or as may be required by any Gaming Board under applicable Gaming Laws;

                (l) Investments in the Australia Companies which, when aggregated with the outstanding Guaranty Obligations described in
        Section 6.9(k), do not exceed $10,000,000 at any time; and
                ------

                (m) other Investments, made when no Default or Event of Default exists or would result therefrom, in an amount which does exceed, during any Fiscal Quarter, the amount of Distributions which the Borrower would be entitled to make during that Fiscal Quarter under
        Section 6.5(b).
                ------

                6.16    Restricted Subsidiary Indebtedness and Guaranty
                        -----------------------------------------------
Obligations.  Permit any Restricted Subsidiary to create, incur, assume or
-----------
suffer to exist any Indebtedness or Guaranty Obligation (even if Borrower would be permitted to incur the same under Section 6.9), except:
                                                   ---   ------

                (a) the Indebtedness and Guaranty Obligations described in Section 6.9(a) and 6.9(b);
                   ------     ------

                (b)     the Subsidiary Guaranties;

                (c) Indebtedness owed to Borrower or another Restricted Subsidiary of Borrower;

                (d) Capital Leases and purchase money obligations permitted by Section 6.9 in respect of Property owned and used by that
                             ---
        Restricted Subsidiary;

                (e)     Guaranty Obligations permitted by Section 6.9(l); and
                                                                  ------

                (f) other unsecured Indebtedness incurred in the ordinary course of business in an aggregate principal amount not in excess of $5,000,000.

                                   Article 7
                     INFORMATION AND REPORTING REQUIREMENTS
                     --------------------------------------

                7.1  Financial and Business Information. So long as any Advance
                     ----------------------------------
remains unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid, or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Banks) otherwise consents, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Banks, a sufficient number of copies for all of the Banks of the following:

                     (a) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year), the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated and consolidating statement of operations for such Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote
                                                       ----- ----
        disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;


                     (b) As soon as practicable, and in any event within 45 days after the end of each Fiscal Quarter, a Pricing Certificate setting forth a preliminary calculation of the Leverage Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Borrower for such Fiscal Quarter, and as soon as practicable thereafter, in the event of any material variance in the actual calculation of the Leverage Ratio from such preliminary calculation, a revised Pricing Certificate setting forth the actual calculation thereof;

                     (c) As soon as practicable, and in any event within 105 days after the end of each Fiscal Year, (i) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated and consolidating statements of operations, shareholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal

        Year, in each case as at the end of and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report of one of the six largest public accounting firms in the United States of America or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Banks, which report shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report shall be accompanied by a certificate stating that, in making the examination pursuant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Sections 6.11
                                                                            ----
        through 6.14, have read such Sections (including the definitions of all
                ----
        defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

                     (d) As soon as practicable, and in any event within 45 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next two succeeding Fiscal Years, including for the first such Fiscal Year,
                                 ---------
        projected consolidated balance sheets, statements of operations and statements of cash flow and, for the second and third such Fiscal Years, projected consolidated condensed balance sheets and statements of operations and cash flows, of Borrower and its Subsidiaries, all in reasonable detail;

                     (e) Promptly after request by the Administrative Agent or any Bank, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

                     (f) Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section;

                     (g) Promptly after request by the Administrative Agent or any Bank, copies of the Nevada "Regulation 6.090 Report" and "6-A Report";

                     (h) Promptly after request by the Administrative Agent or any Bank, copies of any other report or other document that was filed by Borrower or any of its Subsidiaries with any Governmental Agency (other
                                                                          -----
        than any report regarding Tracinda Corporation or individuals associated with Tracinda Corporation, Borrower and its Subsidiaries and their confidential business or financial information);

                     (i) As soon as practicable, and in any event within ten
        (10) Banking Days after a Senior Officer of Borrower becomes aware of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five
        (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                     (j) As soon as practicable, and in any event within two (2) Banking Days after a Senior Officer of Borrower becomes aware of the existence of any condition or event which constitutes a Default or Event of Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two (2) Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

                     (k) Promptly upon a Senior Officer of Borrower becoming aware that (i) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of its Subsidiaries, (iii) any Person has commenced a legal proceeding with respect to a claim against Borrower or any of its Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of its Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower or its Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of its Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or its Subsidiaries are taking or propose to take with respect thereto;

                     (l) As soon as practicable, and in any event by the thirtieth day in the next following month, a construction progress report with respect to the MGM Grand - Atlantic City as of the last day of the preceding calendar month in a form reasonably acceptable to the Administrative Agent, which report shall compare the status of construction and amounts expended to the construction timetable and budget;

                     (m) As soon as practicable, and in any event by the thirtieth day in the next following month, an operating revenue report for the preceding calendar month with respect to each operating casino property of Borrower and its Subsidiaries (including New York and the Australia Companies), segmented for each such casino property and otherwise in a form reasonably acceptable to the Administrative Agent, together with a written narrative statement discussing any significant trends reflected therein signed by a Senior Officer of Borrower;

                     (n) Promptly following receipt thereof, copies of all changes to the construction plans, budget, timetable and the related architectural, construction and engineering contracts for the MGM Grand
        - Atlantic City,
        and with an advance draft copy of any proposed such change that involves more than $10,000,000; and

                     (o) Such other data and information as from time to time may be reasonably requested by the Administrative Agent, any Bank (through the Administrative Agent) or the Requisite Banks.

                7.2  Compliance Certificates. So long as any Advance remains
                     -----------------------
        unpaid, or any Letter of Credit remains outstanding or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrower shall, at Borrower's sole expense, deliver to the Administrative Agent for distribution by it to the Banks concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(c), Compliance Certificates signed by a
                    ------     ------
        Senior Officer of Borrower.

                                   Article 8
                                  CONDITIONS
                                  ----------

                8.1  Initial Advances on the Closing Date. The obligation of
                     ------------------------------------
        each Bank to make the initial Advance to be made by it on the Closing Date, is subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

                     (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                     (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfactory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Banks and Borrower;

                     (2) Notes executed by Borrower in favor of each Bank, each in a principal amount equal to that Bank's Pro Rata Share;

                     (3) the Irrevocable Security Agreement - Defeasance executed by Borrower and each other party thereto;

                     (4) such documentation with respect to Borrower as the Administrative Agent may require to establish Borrower's due organization, valid existence and good standing, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of
                                                 ---------
                articles of incorporation or organization and amendments thereto, bylaws or operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                     (5) the Opinions of Christensen, White, Miller, Fink, Jacobs, Glaser and Shapiro, LLP, and Lionel Sawyer & Collins, substantially in the form of Exhibit J-1 and J-2, together with
                                             -----------     ---
                an opinion as to matters of Illinois law from Dorsey & Whitney which is in form and substance acceptable to the Administrative Agent;

                     (6)  a Request for Loan in compliance with Article 2
                                                               ---------
                executed by Borrower;

                     (7) the Memorandum of Understanding and the fee letter described in Sections 3.2, 3.3 and 3.5;
                                      ---  ---     ---

                     (8) such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent the such approval is required by applicable Gaming Laws;

                     (9) a Certificate signed by a Senior Officer of Borrower certifying that the conditions specified in Sections 8.1(b),
                                                                     ------
                8.1(c), 8.1(i) and 8.1(j) have been satisfied; and
                ------  ------     ------

                     (10) such other assurances, certificates, documents,
                consents or opinions as the Administrative Agent reasonably may require.

                     (b) Borrower shall have received, or shall concurrently receive, net cash proceeds of not less than $300,000,000 from the issuance and sale of its common stock.

                     (c) Borrower and its Subsidiaries shall substantially concurrently deposit approximately $523,000,000 of Cash Equivalents with or for the account of the trustee for the First Mortgage Notes for the purpose of defeasing the First Mortgage Notes.

                     (d) Borrower shall have granted or shall concurrently grant a first lien in not less than $157,500,000 of United States Treasury obligations or similar Cash Equivalents acceptable to the Administrative Agent pursuant to the Irrevocable Security Agreement - Defeasance.

                     (e) The underwriting fee payable on the Closing Date pursuant to Section 3.2 shall have been paid.
                            ---

                     (f) The upfront fees payable on the Closing Date pursuant to Section 3.3 shall have been paid.
                   ---

                     (g) The agency fees payable on the Closing Date pursuant to Section 3.6 shall have been paid.
                   ---

                     (h) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower
                                              ----
        prior to the Closing Date, shall have been paid.

                     (i) The representations and warranties of Borrower contained in Article 4 shall be true and correct.
                     ---------

                     (j) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and giving effect to the initial Advance, no Default or Event of Default shall have occurred and be continuing.

                     (k) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Administrative Agent.

                8.2  Advances in Excess of $150,000,000.  The obligation of the
                     ----------------------------------
Issuing Bank to issue the initial Letter of Credit, the obligation of the Swing Line Bank to make the Initial Swing Line Loan, and the obligation of the Banks to make Advances after the Closing Date which result in the aggregate principal amount outstanding under the Notes being in excess of $150,000,000, are each subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

                     (a) The Administrative Agent shall have received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Second Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                     (1)  the Swing Line Documents;

                     (2)  the Borrower Security Agreement executed by Borrower;

                     (3) such financing statements on Form UCC-1 executed by Borrower with respect to the Security Agreement as the Administrative Agent may request;

                     (4) the Nevada Deed of Trust executed by Las Vegas, and the same shall have been recorded;

                     (5) assurances from Nevada Title Insurance Company that it is prepared to issue its ALTA lenders title policy insuring the Lien of the Nevada Deed of Trust in an amount not less than the Commitment, subject only to such exceptions as are reasonably acceptable to the Administrative Agent, with such title policy endorsements as the Administrative Agent may reasonably require and with such assurances as the Administrative Agent may reasonably require from title re-insurers acceptable to the Administrative Agent;

                     (6) a written appraisal by a qualified independent appraiser acceptable to the Administrative Agent and complying in all respects with FIRREA of the MGM Grand - Las Vegas that reflects a fair market value thereof of not less than 80% of the amount of the Commitment as of the Second Closing Date;

                     (7) a "Phase I" environmental report with respect to the MGM Grand - Las Vegas prepared by a qualified independent environmental expert acceptable to the Administrative Agent, together with a Certificate of a Senior Officer of Borrower to the effect that no event or circumstance has occurred since the date thereof that would cause such report to be inaccurate in any respect that is materially adverse to the interests of the Banks, together with an update to the existing ALTA survey of the MGM Grand - Las Vegas which is reasonably acceptable to the Administrative Agent;

                     (8) the Pledge Agreement executed by Borrower, together with the related Pledged Collateral accompanied by appropriate stock powers endorsed in blank;

                     (9) the Nevada Pledge Escrow Agreement executed by the Administrative Agent and Bank of America Nevada;

                     (10) a Subsidiary Guaranty executed by each Guarantor;

                     (11) the Solvency Certificate executed by the chief
                financial officer of each relevant Guarantor on behalf of that Guarantor;

                     (12) a Subsidiary Security Agreement executed by each
                Guarantor;

                     (13) a Subsidiary Pledge Agreement executed by Las Vegas
                and each other Guarantor which has Subsidiaries which are Restricted Subsidiaries and by MGM Grand Monorail, Inc. with respect to its interests in Monorail, together with the related Pledged Collateral accompanied by appropriate stock powers executed in blank (or, in the case of the pledge by MGM Grand Monorail, Inc. of its membership interests in Monorail, appropriate UCC-1 financing statements describing such interests);

                     (14) the Trademark Security Interest Assignment executed by
                Borrower and each Guarantor;

                     (15) the Copyright Assignment executed by Borrower and each
                Guarantor;

                     (16) such financing statements on Form UCC-1 executed by
                Borrower and each Restricted Subsidiary of Borrower (if any are in existence on the Closing Date) with respect to the Security Agreement, and Trademark Security Interest Assignment as the Administrative Agent may request;

                     (17) a certificate of insurance issued by Borrower's
                insurance carrier or agent with respect to the insurance required to be maintained pursuant to the Nevada Deed of Trust, together with lenders' loss payable endorsements thereof on Form 438BFU or other form acceptable to the Administrative Agent;

                     (18) with respect to Borrower and each Guarantor, such
                documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of Borrower and the Guarantors, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including (if applicable) certified copies of articles of incorporation or organization and amendments thereto, bylaws or operating agreements and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate or other organizational resolutions, incumbency certificates,Certificates of Responsible Officials, and the like;

                     (19) the Opinions of (a) Christensen, White, Miller, Fink,
                Jacobs, Glaser and Shapiro, LLP, (b) Lionel Sawyer & Collins, and (c) Sterns & Weinroth
                substantially in the forms of Exhibits J-3 through J-5;
                                              ------------         ---

                     (20) such assurances as the Administrative Agent deems
                appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                     (21) a Certificate signed by a Senior Officer of Borrower
                certifying that the conditions specified in Sections 8.2(b),
                                                                     ------
                8.2(c), 8.2(f) and 8.2(g) have been satisfied;
                ------  ------     ------

                     (22) a Pricing Certificate dated as of the Second Closing
                Date; and

                     (23) such other assurances, certificates, documents,
                consents or opinions as the Administrative Agent reasonably may require.

                     (b) The First Mortgage Notes shall have been successfully defeased pursuant to transactions acceptable to the Banks for an all-in cost (including transactional expenses) not in excess of $525,000,000, and all Liens securing the First Mortgage Notes shall have been or be concurrently terminated.

                     (c) All obligations and indebtedness evidenced by the Existing Credit Facility shall be concurrently paid in full and all Liens securing the same and the Intercompany Loan Documents referred to in the Existing Credit Facility shall have been or be concurrently terminated.

                     (d) The underwriting fee payable on the Second Closing Date pursuant to Section 3.2 shall have been paid.
                                 ---

                     (e) The upfront fees payable on the Second Closing Date pursuant to Section 3.3 shall have been paid.
                            ---

                     (f) The representations and warranties of Borrower contained in Article 4 shall be true and correct.
                     ---------

                     (g) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and no Default or Event of Default shall have occurred and be continuing.

                     (h) All legal matters relating to the Loan Documents shall be satisfactory to Sheppard, Mullin, Richter & Hampton, LLP, special counsel to the Administrative Agent.

                8.3  Any Advance.  The obligation of each Bank to make any
                     -----------
Advance, and the obligation of the Issuing Bank to issue a Letter of Credit, is subject to the following conditions precedent (unless the Requisite Banks, in their sole and absolute discretion, shall agree otherwise):

                     (a) except (i) for representations and warranties which
                         ------
        expressly speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or
        (ii) as disclosed by Borrower and approved in writing by the Requisite Banks, the representations and warranties contained in Article 4 (other
                                                               ---------  -----
        than Sections 4.4(a), 4.6 (first sentence), 4.10, 4.17 and 4.18 (but
        ----          ------  ---                   ----  ----     ----
        only if Borrower is diligently engaged in measures that will result in compliance with all Hazardous Materials Laws)) shall be true and correct on and as of the date of the Advance as though made on that date;

                     (b)  other than matters described in Schedule 4.10 or not
                                                          -------------
        required as of the Closing Date to be therein described, there shall not be then pending or threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                     (c) the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other
                                            ---------
        request for Loan referred to in the second sentence of Section 2.1(b),
                                                                       ------
        if applicable) or the Issuing Bank shall have received a Request for Letter of Credit, as the case may be, in compliance with Article 2; and
                                                                 ---------

                     (d) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Banks reasonably may require.

                                   Article 9
             EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT
             ----------------------------------------------------

               9.1  Events of Default.  The existence or occurrence of any one
                    -----------------
or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall constitute an Event of Default so long as such event is continuous and has not been waived in accordance with Section 11.2:
                                                                       ----

                    (a) Borrower fails to pay any principal on any of the Notes, or any portion thereof, on the date when due; or

                    (b)  Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof,
                                   ---  ---    ---
        within five (5) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Banks under any Loan Document, or any portion thereof, within five (5) Banking Days after demand therefor; or

                    (c) Borrower fails to comply with any of the covenants contained in Article 6, other than the covenants contained in Sections
                     ---------  ----- ----
        6.6, 6.7, 6.10, or 6.15; or
        ---  ---  ----     ----

                    (d)  Borrower fails to comply with Section 7.1(j) in any
                                                               ------
        respect that is materially adverse to the interests of the Banks; or

                    (e) Borrower, any of its Restricted Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clause (a), (b), (c), or (d) above) contained in any
                                  -    -    -       -
        Loan Document on its part to be performed or observed within (i) ten
        (10) Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Banks of such Default or (ii) if the nature of the covenant or agreement is such that the violation can be cured, thirty (30) Banking Days after the giving of such notice so long as Borrower diligently pursues in good faith the cure or correction of such violation continuously during such period; or


                    (f) Any representation or warranty of Borrower or any of its Restricted Subsidiaries or any other Party made in any Loan Document, or in any certificate or other writing delivered by Borrower or such Restricted Subsidiary or Party pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Banks; or

                    (g) Borrower or any of its Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future Indebtedness of $15,000,000 or more, or any guaranty of present or future Indebtedness of $15,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required pre-payment or otherwise or
        (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event of default to occur, in connection with any present or future Indebtedness of $15,000,000 or more, or of any guaranty of present or future Indebtedness of $15,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such Indebtedness due before the date on which it otherwise would become due or the right to require Borrower or any of its Subsidiaries to redeem or purchase, or offer to redeem or purchase, all or any portion of such Indebtedness; or

                    (h) Any event occurs which gives the holder or holders of any Subordinated Obligation (or an agent or trustee on its or their behalf) the right to declare such Subordinated Obligation due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Obligation; or

                    (i)  Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement or action (or
                                    ----------
        omission to act) of the Administrative Agent or any of the Banks or
        satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Banks, is materially adverse to the interests of the Banks; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                    (j) A final judgment against Borrower or any of its Subsidiaries is entered for the payment of money in excess of $1,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty (30) calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

                    (k) Borrower or any of its Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any material part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for ninety (90) calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for ninety
        (90) calendar days; or

                    (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                    (m) A final unstayed judgment is entered by a court of competent jurisdiction that any Subordinated Obligation is not subordinated in accordance with its terms to the Obligations; or

                     (n) Any Pension Plan maintained by Borrower or any of its Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect or Borrower or any its ERISA Affiliates incurs any withdrawal liability in respect of any Multiemployer Plan which is in an amount in excess of $15,000,000 which withdrawl liability is not paid or otherwise satisfied within thirty
        (30) days; or

                    (o) The occurrence of a License Revocation that continues for seven (7) consecutive calendar days.

               9.2  Remedies Upon Event of Default.  Without limiting any other
                    ------------------------------
rights or remedies of the Creditors provided for elsewhere in this Agreement, or the other Loan Documents, or by applicable Law, or in equity, or otherwise:

                    (a) Upon the occurrence, and during the continuance, of any Event of Default other than an Event of Default described in Section
                         ----------
        9.1(k):
        ------

                         (1) the Commitment to make Advances, the obligation of the Issuing Bank to issue Letters of Credit, the obligation of the Swing Line Bank to make Swing Line Loans and all other obligations of the Creditors and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks or the
                                    ------
                Requisite Banks (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving,
                ----
                determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitment and such other obligations and rights and make further Advances, and cause the Issuing Bank to issue further Letters of Credit which waiver or determination shall apply equally to, and shall be binding upon, all the Banks;

                         (2) the Issuing Bank may, with the approval of the Administrative Agent on behalf of the Requisite Banks, demand immediate payment by Borrower of an amount equal to the aggregate amount of all outstnding Letters of Credit to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

                         (3) the Requisite Banks may request the Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                    (b) Upon the occurrence, and during the continuance, of any Event of Default described in Section 9.1(k):
                                              ------

                         (1) the Commitment to make Advances, the obligation of the Issuing Bank to issue Letters of Credit, the obligation of the Swing Line Bank to make Swing Line Loans and all other obligations of the Creditors and all rights of Borrower and any other

                Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks may waive the Event of
                          ------
                Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and such other obligations and rights and make further Advances and to cause the Issuing Bank to issue further Letters of Credit, which determall apply equally to, and shall be binding upon, all the Banks;

                         (2) an amount equal to the aggregate amount of all outstanding Letters of Credit shall be immediately due and payable to the Issuing Bank without notice to or demand upon Borrower, which are expressly waived by Borrower, to be held by the Issuing Bank in an interest-bearing cash collateral account as collateral hereunder; and

                         (3) the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                    (c) Upon the occurrence, and during the continuance, of any Event of Default, the Creditors, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon
         ------
        Borrower, which are expressly waived by Borrower (except as to notices
                                                          ------
        expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

                    (d) In addition to any other rights and remedies, if an Event of Default occurs prior to the Atlantic City Completion Date, the Creditors shall have the right to take possession of the MGM Grand - Atlantic City, whether in person or through a designee or receiver, and take such steps as the Creditors reasonably deem necessary or appropriate to complete construction of the MGM Grand - Atlantic City, including making any changes to the construction plans, budget or
        ---------
        timetable and/or terminating or amending any of the architects contracts, engineering contracts, construction contracts or any other contract or arrangement related to the MGM Grand -

        Atlantic City; provided, however, that the Administrative Agent shall be
                       --------
        responsible for any breach of contract resulting from any such change, termination or amendment. Any such action shall not be construed as an assumption of responsibility by the Creditors to complete the MGM Grand
        - Atlantic City, and such steps may be discontinued at any time. Any such action shall not be construed to make any of the Creditors a partner or joint venturer with Borrower. All amounts expended by the Creditors for the completion of the MGM Grand - Atlantic City shall be deemed additional Advances and shall be secured by the Collateral Documents.

                    (e) The order and manner in which the Creditors' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by the Creditors, or any of them, shall be applied first to the costs and expenses (including reasonable attorneys' fees and disbursements and the reasonably allocated costs of attorneys employed by any of the Creditors) of the Creditors, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the
                                                                 -----
        costs and expenses of the Creditors, as set forth above, second, to the
                                                                 ------
        payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts
                                    -----
        (including principal and fees) then owing to the Creditors under the Loan Documents. Amounts due to a Bank under a Secured Swap Agreement shall be considered a principal amount for purposes of the preceding sentence. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at Law or in equity.

                                  Article 10
                           THE ADMINISTRATIVE AGENT
                           ------------------------

               10 .1  Appointment and Authorization.  Subject to Section 10.8,
                      -----------------------------                      ----
each Bank hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan
                                ------
Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

               10.2  Administrative Agent and Affiliates. Bank of America (and
                     -----------------------------------
each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or "Banks" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it were not the Administrative Agent and without any duty to account therefor to the Banks. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

               10.3  Proportionate Interest in any Collateral. The
                     ----------------------------------------
Administrative Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including
                                                                       ---------
reasonable attorneys' fees and disbursements and other professional services and the reasonably allocated costs of attorneys employed by the Administrative Agent or a Bank) and subject to the application of payments in accordance with Section 9.2(d), each Bank shall have an interest in the Banks'
------
interest in the Collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks, except that Obligations owed to any Bank
                                        ------
under a Secured Swap Agreement shall be secured on a pari passu basis with all
                                                     ----------
other Obligations up to an amount equal to the Administrative Agent's then customary credit risk factor for Swap Agreements times the notional amount of Indebtedness covered by such Secured Swap Agreement and shall be secured on a subordinate basis as to amounts in excess of such amount.

               10.4  Banks' Credit Decisions. Each Bank agrees that it has,
                     -----------------------
independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys thereof, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

               10.5  Action by Administrative Agent.
                     ------------------------------

                    (a) Absent actual knowledge of the Administrative Agent of the existence of a Default, the Administrative Agent may assume that no Default has occurred and is continuing, unless the Administrative Agent has received notice from Borrower stating the nature of the Default or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.


                    (b) The Administrative Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                    (c)  Except for any obligation expressly set forth in the
                         ------
        Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to
                    ------
        act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2) and those
                                                     ----
        instructions shall be binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent.

                    (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Banks and shall act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2), provided that the Administrative Agent shall
                            ----   --------
        not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or could result, in the judgment of the Administrative Agent, in a material risk of liability to the Administrative Agent, and except that if the Requisite Banks (or all the
                                  ------
        Banks, if required under Section 11.2) fail, for five (5) Banking Days
                                         ----
        after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Banks.

                    (e) The Administrative Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 11.2), notwithstanding any
                                                 ----
        other provision hereof.

               10.6  Liability of Administrative Agent. Neither the
                     ---------------------------------
Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful
                         ------
misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents and employees:

                    (a) May treat the payee of any Note as the holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by that Bank;

                    (b)  May consult with legal counsel (including in-house
                                                         ---------
        legal counsel), accountants (including in-house accountants) and other
                                     ---------
        professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrower and/or their Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other professionals or experts;

                    (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents;

                    (d) Shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrower or their Subsidiaries;

                    (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral;

                    (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed in good faith by it to be genuine and signed or sent by the proper party or parties; and

                    (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrower or any Subsidiary r Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, principal,
                                                          ---------
        interest, commitment fees, Advances and other amounts; provided that,
                                                               --------
        promptly upon discovery of such an error in computation, the Administrative Agent, the Banks and (to the extent applicable) Borrower and/or its Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.


               10.7  Indemnification. Each Bank shall, ratably in accordance
                     ---------------
with its Pro Rata Share (if the Commitment is then in effect) or in accordance with its proportion of the aggregate Indebtedness then evidenced by the Notes (if the Commitment has then been terminated), indemnify and hold the Administrative Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilibies, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation,
                                                ---------
attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent) that may be imposed on, incurred by or asserted against it or them in such capacity in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the Indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent thereunder, except such as result from its
                                                ------
own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent upon demand for that Bank's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a
                                                            ---------
bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section
11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this
----
Section shall entitle the Administrative Agent to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower or any other Party. To the extent that the Administrative Agent is later reimbursed such cost or expense by Borrower or any other Party, it shall return the amounts paid to it by the Banks in respect of such cost or expense.

               10.8  Successor Administrative Agent. The Administrative Agent
                     ------------------------------
may, and at the request of the Requisite Banks shall, resign as Administrative Agent upon thirty (30) days' notice to the Banks and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor administrative Agent for the Banks, which successor Administrative Agent shall be approved by Borrower (and such approval shall not be unreasonably withheld or delayed), provided that, to the extent required by applicable Gaming Laws, the
          --------
incumbent Administrative Agent shall remain the collateral agent for the Creditors with respect to any Collateral for which a lienholder must be qualified under such Gaming Laws until the new Administrative Agent can be so qualified (but the incumbent Administrative Agent shall be entitled to the indemnities and other protections provided to the Administrative Agent hereunder in such capacity). If no successor Administrative Agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and the Borrower, a successor Administrative Agent from among the Banks. Upon the acceptance of its appointment as successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor Administrative Agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3,
                                             ----------               ----
11.11 and 11.22, shall inure to its benefit as to any actions taken or omitted
-----     -----
to be taken by it while it was Administrative Agent under this Agreement. If (a) the Administrative Agent has not been paid its agency fees under Section 3.6 or
                                                                         ---
has not been reimbursed for any expense reimbursable to it under Section 11.3,
                                                                         ----
in either case for a period of at least one (1) year and (b) no successor Administrative Agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Banks appoint a successor Administrative Agent as provided for above.

               10.9  Foreclosure on Collateral.  In the event of foreclosure or
                     -------------------------
enforcement of the Lien created by any of the Collateral Documents, title to the Collateral covered thereby shall be taken and held by the Administrative Agent (or an Affiliate or designee thereof) pro rata for the benefit of the Banks in accordance with the Obligations outstanding to each of them and shall be administered in accordance with the standard form of collateral holding participation agreement used by the Administrative Agent in comparable syndicated credit facilities.

               10.10  No Obligations of Borrower. Nothing contained in this
                      --------------------------
Article 10 shall be deemed to impose upon Borrower any obligation in respect of
----------
the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to the Administrative Agent or any of the Banks in respect of any failure by the Administrative Agent or any Bank to perform any of its obligations to the Creditors under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of the Banks, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.

                                  Article 11
                                 MISCELLANEOUS
                                 -------------

               11.1 Cumulative Remedies; No Waiver. The rights, powers,
                    ------------------------------
        privileges and remedies of the Creditors provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of Article 8 hereof are inserted for the sole benefit of the
                      ---------
        Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan or Letter of Credit without prejudicing the Administrative Agent's or the Banks' rights to assert them in whole or in part in respect of any other Loan.

               11.2 Amendments; Consents. Each amendment, modification,
                    --------------------
        supplement, extension, termination, waiver, approval and consent under this Agreement and the other Loan Documents shall be subject to the terms of all applicable Laws, including Gaming Laws. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Administrative Agent with the approval of Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which any of the Borrower or any of its Subsidiaries is a Party, signed by each such Party, and, in the case of any amendment, modification or supplement to Article 10,
                                                                 ----------
        signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

                    (a) To amend or modify the principal of, or the amount of
                principal, principal prepayments or the rate of interest payable on, any Note, or (except as provided in Section 2.6) the amount
                                                                ---
                of the Commitment or the Pro Rata Share of any Bank or the amount of any commitment fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee;

                    (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee, or to extend the term of the Commitment;

                    (c) To permit the term of any Letter of Credit to exceed one
                (1) year or extend beyond the Maturity Date;

                    (d) To release the Subsidiary Guaranties or any material
                portion of the Collateral, provided that the Administrative
                                           --------
                Agent may release without the consent of any Bank, (i) its Lien in the Investments subject to the Irrevocable Security Agreement
                - Defeasance on the Second Closing Date, (ii) its Lien in any personal property financed or leased by the Borrower or its Subsidiaries in accordance with Section 6.9(e), (iii) any other
                                                        ------
                Collateral as otherwise may be expressly provided for in any Loan Document, (iv) its Lien in the equity securities of, and the Subsidiary Guaranty executed by, any Subsidiary which is the subject of a Disposition permitted under Section 6.2, and (v)
                                                                 ---
                its Lien with respect to any Property which is the subject of a Distribution permitted under Section 6.5(b);
                                                     ------
                    (e) To amend the provisions of the definitions of "Reduction
                                                                      ----------
                Amount", "Reduction Date", "Requisite Banks" or "Maturity Date";
                -------  ----------------  -----------------    ---------------
                    (f) To amend or waive Article 8, Section 6.4 or this
                                          ---------          ---
                Section; or

                    (g) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

        Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section shall apply equally to, and shall be binding upon, all the Banks and the Administrative Agent.

               11.3 Costs, Expenses and Taxes. Borrower shall pay within
                    -------------------------
        five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof.

        Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Creditors in connection with the refinancing, restructuring, reorganization (including a bankruptcy
                                                        ---------
        reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including reasonably allocated
                                              ---------
        costs of legal counsel employed by the Administrative Agent or any
        Bank), independent public accountants and other outside experts retained by the Administrative Agent or any Bank, whether or not such costs and expenses are incurred or suffered by the Administrative Agent or any Bank in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, excluding (i) taxes imposed
                                                     ---------
        on or measured in whole or in part by overall net income, gross income or gross receipts and franchise taxes imposed on any Bank by (A) any jurisdiction (or political subdivision thereof) in which it is organized or maintains its principal office or Eurodollar Lending Office or (B) any jurisdiction (or political subdivision thereof) in which it is "doing business", (ii) any withholding taxes or other taxes based on gross income imposed by the United States of America that are not attributable to any change in any Law or the interpretation or administration of any Law by any Governmental Agency and (iii) any withholding tax or other taxes based on gross income imposed by the United States of America for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.21, to the extent such forms are then required by
                   -----
        applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify on the terms set forth in 11.11 the Creditors
                                                         -----
        from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Administrative Agent or any Bank under this Section shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

               11.4      Nature of Banks' Obligations.  The obligations of the
                         ----------------------------
        Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make the

        Banks a partnership, an association, a joint venture or other entity, either among themselves or with the Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Banks of their obligations to make initial Advances. A default by any Bank will not increase the Pro Rata Share of any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default.

               11.5 Survival of Representations and Warranties. All
                    ------------------------------------------
        representations and warranties contained herein or in any other Loan
        Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Administrative Agent and each Bank, notwithstanding any investigation made by the Administrative Agent or any Bank or on their behalf.

               11.6 Notices. Except as otherwise expressly provided in the
                    -------  ------
        Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied, dispatched by commercial courier or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document,
                  ------
        if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the fourth Banking Day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; if dispatched by commercial courier, on the scheduled delivery date; or if given by personal delivery, when delivered.

               11.7 Execution of Loan Documents. Unless the Administrative
                    ---------------------------
        Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party here hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party followed by prompt transmission of an original signature. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

               11.8 Binding Effect; Assignment.
                    --------------------------
                    (a) This Agreement and the other Loan Documents to which
                Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Administrative Agent, each of the Banks, and their respective successors and assigns, except that
                                                                    ------
                Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

                    (b) From time to time, each Bank may assign to one or more
                Eligible Assignees all or any portion of its Pro Rata Share, provided that (i) such Eligible Assignee, if not then a Bank or
                --------
                an Affiliate of the assigning Bank, shall be approved by each of the Administrative Agent and (if no Event of Default then exists) Borrower (neither of which approvals shall be unreasonably withheld or delayed), (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided, (iii) except in the case of an assignment
                                            ------
                to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share that is less than $10,000,000, (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative

                Agent has received the Commitment Assignment and Acceptance, (v) shall be of a constant and non-varying percentage of the Pro Rata Share of the assigning Bank, and (vi) each such assignment by any Bank which is a Co-Agent shall in any event be subject to the Memorandum of Understanding. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share set forth therein and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Note) to such assignee Bank, a Note evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank, a Note evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

                    (c) By executing and delivering a Commitment Assignment and
                Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations; (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other
                                                         ---
                documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon the Administrative Agent or any Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and authorizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

                    (d) The Administrative Agent shall maintain at the
                Administrative Agent's Office a copy of each Commitment Assignment and Acceptance delivered to it and a register (the "Register") of the names and address of each of the Banks and the Pro Rata Share held by each Bank, giving effect to each Commitment Assignment and Acceptance. The Register shall be available during normal business hours for inspection by Borrower or any Bank upon reasonable prior notice to the Administrative Agent. After receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Bank or Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 1.1 giving effect
                                                 ------------
                thereto. Borrower and the Creditors shall deem and treat the Persons listed as Banks in the Register as the holders and owners of the Pro Rata Share listed therein for all purposes hereof, and no assignment or transfer of any such Pro Rata
                Share shall be effective, in each case unless and until a Commitment Assignment and Acceptance effecting the assignment or transfer thereof shall have been accepted by the Administrative Agent and recorded in the Register as provided above. Prior to such recordation, all amounts owed with respect to the applicable Pro Rata Share shall be owed to the Bank listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Bank shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Pro Rata Share.

                    (e) Each Bank may from time to time grant participations to one or more banks or other financial institutions (including
                                                                   ---------
                another Bank) in a portion of its Pro Rata Share; provided,
                                                                  --------
                however, that (i) such Bank's obligations under this Agreement
                -------
                shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for
                        ------
                the purposes of Sections 3.7, 3.8, 11.11 and 11.22 but only to
                                         ---  ---  -----     -----
                the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation, (iv) Borrower, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation interest shall be expressed as a percentage of the grant-
                ing Bank's Pro Rata Share as it then exists and shall not restrict an increase in the Commitment, or in the granting Bank's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend any Reduction Date,
                          ----------
                the Maturity Date or any other date upon which any payment of money is due to the Banks, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes, (D) release the Subsidiary Guaranties or collateral for the Obligations (except to the extent permitted under Section 11.2(d), or (E) change the definition of
                              -------
                "Requisite Banks", and (vii) each participation interest sold by any Bank which is a Co-Agent shall in any event be subject to the Memorandum of Understanding.

                    (f) Notwithstanding anything in this Section to the
                contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Shares of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws, and to compliance with applicable securities laws, if any.

               11.9 Right of Setoff. If an Event of Default has occurred
                    ---------------
        and is continuing, the Administrative Agent or any Bank (but in each case only with the consent of the Requisite Banks) may exercise its rights under Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

               11.10 Sharing of Setoffs. Each Bank severally agrees that if
                     ------------------
        it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in payment of the Obligations held by that Bank, then, subject to applicable Laws: (a) the Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate
                 --------
        payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

               11.11 Indemnity by Borrower. Borrower agrees to indemnify,
                     ---------------------
        save and hold harmless the Administrative Agent and each Bank and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) any and all claims, demands,
         -----------
        actions or causes of action (except a claim, demand, action, or cause of
                                     ------
        action for any amount excluded from the definition of "Taxes" in Section 3.12(d)) if the claim, demand, action or cause of action arises out
        -------
        of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of their officers, directors or stockholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement; (b) any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) any and
                                                       -
        all liabilities, losses, costs or expenses (including reasonable
                                                    ---------
        attorneys' fees and the reasonably allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to
                --------
        indemnification under this Section for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld or delayed). In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith
                  --------
        that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal counsel or that a defense or counterclaim is available to an Indemnitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further
                                                                  -------
        provided that the Administrative Agent (as an Indemnitee) shall at all
        --------
        times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Banks.


               11.12 Nonliability of the Banks. Borrower acknowledges and
                     -------------------------
        agrees that:

                     (a) Any inspections of any Property of Borrower made by or through the Creditors are for purposes of administration of the Loan only and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                     (b) By accepting or approving anything required to be
                observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, neither the Administrative Agent nor the Banks shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

                     (c) The relationship between Borrower and the Creditors is, and shall at all times remain, solely that of borrower and lenders; neither the Administrative Agent nor the Banks shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; neither the Administrative Agent nor the Banks shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary or other "special" relationship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; neither the Administrative Agent nor the Banks undertake or assume any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Borrower nor any other Person is entitled to rely thereon; and

                     (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and hold the Creditors harmless on the terms set forth in Section 11.11 from any such loss, damage, liability or claim.
                         -----

               11.13 No Third Parties Benefited. This Agreement is made for
                     --------------------------
        the purpose of defining and setting forth certain obligations, rights and duties of Borrower, the Creditors in connection with the Loans, and is made for the sole benefit of Borrower, the Creditors, and the Creditors' successors and assigns. Except as provided in Sections 11.8 and 11.11, no other Person
                 ------                         ----     -----
        shall have any rights of any nature hereunder or by reason hereof.

                 11.14 Confidentiality.  Each Bank agrees to hold any
                      ---------------
        confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclosure: (a) to other
                                      ------
        Banks; (b) to legal counsel and accountants for Borrower or any Bank;
        (c) to other professional advisors to Borrower or any Bank, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section; (d) to regulatory officials having jurisdiction over that Bank; (e) to any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Bank agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws; (f) as required by Law or legal process or in connection with any legal proceeding to which that Bank and Borrower are adverse parties; and (g) to another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Bank's interests hereunder or a participation interest in its Note, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other
                                                                           -----
        than (i) information previously filed with any Governmental Agency and
        ----
        available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement or obligation substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of the Creditors to Borrower.

                11.15 Further Assurances. Borrower and its Subsidiaries
                      ------------------
        shall, at their expense and without expense to the Banks or the Administrative Agent, do, execute and deliver such further acts and documents as the Requisite Banks or the Administrative Agent from time to time reasonably require for the assuring and confirming unto the Banks or the Administrative Agent of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

                11.16 Integration.  This Agreement, together with the
                      -----------
        Memorandum of Understanding, the other Loan Documents and the letter agreements referred to in Sections 3.2, 3.3, 3.5 and 3.6, comprises the
                                           ---  ---  ---     ---
        complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or
                    --------
        remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

               11.17 Governing Law. Except to the extent otherwise provided
                     -------------  ------
        therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

               11.18 Severability of Provisions. Any provision in any Loan
                     --------------------------
        Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

               11.19 Headings. Article and Section headings in this
                     --------
        Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

               11.20 Time of the Essence.  Time is of the essence of the Loan
                     -------------------
        Documents.

               11.21 Foreign Banks and Participants. Each Bank that is
                     ------------------------------
        incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia shall deliver to Borrower (with a copy to the Administrative Agent), within twenty (20) days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed
                                   ----
        copies, signed by a Responsible Official, of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be made to such Bank by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Bank by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if
                                                         ---------
        reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Bank. Thereafter and from time to time, each such Bank shall upon request by Borrower (a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Bank by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable Laws that Borrower make any deduction or withholding for taxes from amounts payable to such Bank. In the event that Borrower or the Administrative Agent become aware that a participation has been granted pursuant to Section 11.8(e) to a financial institution that is
                                    -------
        incorporated or otherwise organized under the Laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, upon request made by Borrower or the Administrative Agent to the Bank which granted such participation, such Bank shall cause such participant financial institution to deliver the same documents and information to Borrower and the Administrative Agent as would be required under this Section if such financial institution were a Bank.

               11.22 Hazardous Material Indemnity.  Borrower hereby agrees to
                     ----------------------------
        indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Administrative Agent and each of the Banks (and any successor to a Bank) and their respective directors, officers, employees and agents from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including reasonable
                                                   ---------
        attorneys' fees and the reasonably allocated costs of attorneys employed by the Administrative Agent or any Bank, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly out of (i) the presence on, in, under or about any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupy-
        ing or present on any Real Property (other than a Bank or a represent-
                                             ----- ----
        ative of a Bank), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on, in, under or about any Real Property. The foregoing indemnity shall further apply to any residual contamination on, in, under or about any Real Property, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Creditors. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section (and under Sections 4.18 and
                                                                       ----
        5.11) shall be unlimited corporate obligations of Borrower and shall not
        ----                                                                 ---
        be secured by any deed of trust on any Real Property. Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement, the repayment of all Loans, the expiration or termination of all Letters of Credit and the payment and performance of all other Obligations owed to the Banks.

               11.23 Gaming Boards. The Administrative Agent and each of the
                     -------------
        Banks agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other
                      ---------
        information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

               11.24 Lien Releases. The Administrative Agent shall release
                     -------------
        any Lien granted to or held by the Administrative Agent on any Collateral (i) sold, transferred or otherwise disposed of in connection with any transaction not prohibited by the Loan Documents, (ii) constituting Property leased to Borrower or its Subsidiaries under a lease which has expired or been terminated in a transaction not prohibited by the Loan Documents or which will concurrently expire and which has not been, and is not intended by Borrower or the relevant Subsidiary to be, renewed or extended, (iii) consisting of an instrument, if the Indebtedness evidenced by such instrument has been finally repaid in full, (iv) if approved or consented to by those of the Banks required by Section 11.2, or (v) as otherwise expressly required
                                  ----
        by the Loan Documents. If the Collateral so released consists of capital stock of a Subsidiary, then the Administrative Agent shall concurrently also release such Subsidiary from its obligations under its

        Subsidiary Guaranty. Upon the request of the Administrative Agent, each Bank shall promptly provide written confirmation of the authority of the Administrative Agent to release such Liens upon any one or more items of Collateral under this Section.

               11.25 Termination; Release of Liens. Upon (a) the expiration
                     -----------------------------
        or termination of the Commitment, (b) the full and final payment in Cash of the Loans, all interest and fees with respect thereto, (c) the reimbursement of all draws under Letters of Credit and the payment of all fees with respect thereto, (d) the expiration of all Letters of Credit or the deposit of Cash collateral with the Issuing Bank in the effective face amount thereof, (e) the payment of all amounts then demanded by any Bank or indemnitee under Sections 3.8, 3.9, 11.1 and
                                                          ---  ---  ----
        11.22 and (f) the payment of all other amounts then due under the Loan
        -----
        Documents, the Administrative Agent is hereby authorized by the Banks to, and the Administrative Agent shall, upon the request of Borrower, execute and deliver to Borrower discharges from further compliance with the covenants contained in Articles 5, 6, and 7 and releases of the
                                            -  -      -
        Liens created by the Collateral Documents, and shall return any Property pledged to the Administrative Agent as Collateral for the Obligations, notwithstanding the survival of any provisions of this Agreement herein provided for.

               11.26 Removal of a Bank. Borrower shall have the right to
                     -----------------
        remove a Bank as a party to this Agreement in accordance with this Section (a) under the circumstances set forth in Sections 2.6, 3.7,
                                                                  ---  ---
        3.8(g) and 3.12(d) and (b) if such Bank is the subject of a Bank
        -----      ------
        Disqualification. If Borrower is so entitled to remove a Bank pursuant to this Section either:
                        ------

                      (x) Upon notice from Borrower, the Bank being removed
                shall execute and deliver a Commitment Assignment and Acceptance covering that Bank's Pro Rata Share in favor of one or more Eligible Assignees designated by Borrower (and acceptable to the Administrative Agent, which acceptance shall not be unreasonably delayed or withheld), subject to (i) payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Bank under this Agreement through the date of assignment and (ii) the written release of the Issuing Bank and the Swing Line Bank of such Bank's obligations under Sections 2.4(c) and 2.5(d) or
                                                  ------      ------
                delivery by such Eligible Assignee of such appropriate assurances and indemnities (which may include letters of credit) as such Bank may reasonably require with respect to its participation interest in any Letters of Credit then outstanding or any Swing Line Outstandings; or

                (y)  Except in the case of the removal of a Bank pursuant to
                Section 2.6, Borrower may reduce the Commitment pursuant to
                        ---
                Section 2.7 (and, for this purpose, the numerical requirements
                        ---
                of such Section shall not apply) by an amount equal to that Bank's Pro Rata Share, pay and provide to such Bank the amounts, assurances and indemnities described in subclauses (i) and (ii) of clause (x) above and release such Bank from its Pro Rata Share. In the event that the Commitment is reduced pursuant to this clause (y), subsequent Reduction Amounts shall be reduced by a proportional amount.

               11.27 Waiver of Right to Trial by Jury. EACH PARTY TO THIS
                     --------------------------------
 AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTY HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

               11.28 Purported Oral Amendments. BORROWER EXPRESSLY
                     -------------------------
 ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2.
                                                                      ----
 BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF THE ADMINISTRATIVE AGENT OR ANY BANK THAT DOES NOT COMPLY WITH

SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS
        ----
AGREEMENT OR THE OTHER LOAN DOCUMENTS.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                        MGM GRAND, INC., a Delaware corporation


                                        By:      /s/ Scott Langsner
                                           -------------------------------
                                                    Scott Langsner
                                               Secretary and Treasurer

                                        Address:

                                        MGM Grand, Inc.
                                        3799 Las Vegas Boulevard South
                                        Las Vegas, Nevada  89109
                                        Attn:  Alex Yemenidjian, President

                                        Telecopier: (702) 891-1114
                                        Telephone: (702) 891-1111

                                        With a copies to:

                                        Scott Langsner, Treasurer
                                        MGM Grand, Inc.
                                        3799 Las Vegas Boulevard South
                                        Las Vegas, Nevada  89109

                                        Telecopier: (702) 891-1114
                                        Telephone: (702) 891-1111


                                        Gary N. Jacobs, Esq.
                                        Christensen, White, Miller, Fink, Jacobs
                                        & Shapiro, LLP
                                        2121 Avenue of the Stars, 18th Floor
                                        Los Angeles, California  90067

                                        Telecopier: (310) 556-2920
                                        Telephone: (310) 282-6268

                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as Administrative
                                        Agent

                                        By:     /s/ Leo Chenevert, Jr.
                                           ------------------------------------
                                            Leo Chenevert, Jr., Vice President

                                        Address:

                                        Bank of America National Trust and
                                        Savings Association
                                        Agency Management Services #5596
                                        1455 Market Street, 12th Floor
                                        San Francisco, California 94103
                                        Attn:  Leo Chenevert, Vice President
                                        Telecopier:  (415) 436-2700
                                        Telephone:   (415) 436-4012


                                        BANK OF AMERICA NATIONAL TRUST AND
                                        SAVINGS ASSOCIATION, as a Bank


                                        By:       /s/ William S. Newby
                                           ------------------------------------
                                            William S. Newby, Managing Director


                                        By:       /s/ Jon Varnell
                                           ------------------------------------
                                            Jon Varnell, Managing Director

                                        Address:

                                        Bank of America National Trust and
                                        Savings Association
                                        555 South Flower Street, #3283
                                        Los Angeles, California  90071

                                        Attn:  Jon Varnell, Managing Director
                                        Telecopier:  (213) 228-2641
                                        Telephone:   (213) 228-6181

                                        With a copy to:

                                        Bank of America National Trust and
                                        Savings Association
                                        555 South Flower Street (LA-5777)
                                        Los Angeles, California  90071
                                        Attn: William S. Newby, Managing
                                        Director
                                        Telecopier:  (213) 228-3145
                                        Telephone:   (213) 228-2438

                                        BANK OF SCOTLAND, as a Co-Agent and a
                                        Bank


                                        By:   /s/ Catherine M. Oniffrey
                                        Catherine M. Oniffrey, Vice President

                                        Address:

                                        Bank of Scotland
                                        565 Fifth Avenue
                                        New York, New York 10017
                                        Attn:  Catherine M. Oniffrey
                                               Vice President
                                        Telecopier:     (212) 557-9460
                                        Telephone:      (212) 450-0872



                                        SOCIETE GENERALE, as a Co-Agent and a
                                        Bank


                                        By: /s/ Donald L. Schubert
                                                Donald L. Schubert
                                                  Vice President

                                        Address:

                                        Societe Generale
                                        2029 Century Park East, Suite 2900
                                        Los Angeles, California 90067

                                        Attn:  Donald L. Schubert
                                               Vice President
                                        Telecopier:     (310) 551-1537
                                        Telephone:      (310) 788-7104

                                        THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
                                        LOS ANGELES AGENCY, as a Co-Agent and as a Bank


                                        By:      /s/ Motokazu Uematsu
                                        Motokazu Uematsu, Deputy General Manager

                                        Address:

                                        The Long-Term Credit Bank of Japan, Ltd.
                                        Los Angeles Agency
                                        444 South Flower Street, Suite 3700
                                        Los Angeles, California 90071

                                        Attn:  Dawn Esser, Vice President
                                        Telecopier:     (213) 689-6322
                                        Telephone:      (213) 689-6325


                                        WELLS FARGO BANK, N.A., as a Co-Agent
                                        and a Bank


                                        By:        /s/ Brad Peterson
                                            Brad Peterson, Vice President

                                        Address:

                                        Wells Fargo Bank, N.A.
                                        3800 Howard Hughes Parkway
                                        Las Vegas, Nevada 89109

                                        Attn:  Brad Peterson, Vice President
                                        Telecopier:     (702) 791-6248
                                        Telephone:      (702) 791-6328


                                        CIBC INC., as a Co-Agent and a Bank


                                        By:       /s/ Dean Decker
                                            Dean Decker, Associate Director

                                        Address:

                                        CIBC INC.
                                        350 South Grand Avenue, 26th Floor
                                        Los Angeles, California  90071
                                        Attn: Dean Decker
                                        Telecopier:  (213) 346-0157
                                        Telephone:   (213) 617-6245

                                  Schedule 1.1
                                  ------------

[CAPTION]

Bank                               Pro Rata Share                 Amount
----                               --------------                 ------

Bank of America National Trust
and Savings Association                 50%                     $250,000,000


Bank of Scotland                        10%                     $ 50,000,000

Societe Generale                        10%                     $ 50,000,000

The Long-Term Credit Bank of
Japan, Ltd., Los Angeles Agency         10%                     $ 50,000,000

Wells Fargo Bank, N.A.                  10%                     $ 50,000,000

CIBC Inc.                               10%                     $ 50,000,000

____________________________________________________________________________
Total                                  100%                     $500,000,000

                       AMENDMENT NO. 1 TO LOAN AGREEMENT

                This Amendment No. 1 to Loan Agreement (this "Amendment") dated as of September 30, 1996 is entered into with reference to the Loan Agreement dated as of July 1, 1996 among MGM Grand, Inc., a Delaware corporation ("Borrower"), the Banks and Co-Agents referred to therein, and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

                                    RECITALS

        A. Borrower's direct Subsidiary, MGM Grand Atlantic City, Inc. ("Atlantic City") has begun to acquire the real estate required for the development of the MGM Grand Atlantic City, but anticipates that additional parcels will be acquired.

        B. Section 5.13 of the Loan Agreement currently requires Atlantic City to grant a mortgage to the Administrative Agent encumbering all of its fee and leasehold interests in real property, and to cause the issuance of certain policies of title insurance with respect thereto.

        C. Borrower has requested that the Banks agree to defer the requirement of title insurance with respect to real property underlying the proposed MGM Grand Atlantic City until the entire parcel has been assembled and construction is ready to begin.

        D. In anticipation of the Second Closing Date, Borrower and the Banks desire to make certain other technical corrections to the Loan Documents as set forth herein.

                NOW, THEREFORE, Borrower and the Administrative Agent, acting with the consent of the Requisite Banks in accordance with Section 11.2 of the
                                                                   ----
Loan Agreement, hereby agree as follows:

                1.      Confirmation of Section 4.15.  The text of Section
                        ----------------------------
4.15 of the Loan Agreement is hereby confirmed to read in full as follows:

        "Disclosure.    No written statement made by a Senior Officer of
         ----------        -------
        Borrower or any Guarantor to the Administrative Agent or any Bank in connection with this Agreement, or in connection with any Loan, as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made."

                2.      Amendment to Section 5.13(a).  Section 5.13(a) of the
                        ----------------------------
Loan Agreement is hereby amended to read in full as follows:

                "5.13  MGM Grand - Atlantic City.
                       -------------------------

                (a) On the Second Closing Date Atlantic City and its Affiliates shall execute and deliver to the Administrative Agent, a first mortgage and assignment of rents and leases with respect to all of the real property then owned or leased by Atlantic City and its Affiliates in Atlantic City New Jersey. Such mortgage and assignment of leases and rents shall be in a form reasonably acceptable to the Administrative Agent and in any event providing substantive remedies substantially similar to the Nevada Deed of Trust. From time to time following the Second Closing Date, at such intervals as may reasonably be requested by the Administrative Agent, Borrower and its Subsidiaries (including Atlantic City) shall deliver amendments to such mortgage and assignment of leases and rents, substantially in the forms attached thereto, making each parcel of real property thereafter acquired by Borrower and its Restricted Subsidiaries in Atlantic City, New Jersey subject to the aforementioned mortgage and assignment of leases and rents.

        Borrower and its Subsidiaries shall also, in each case at Borrower's sole expense and at such intervals as the Administrative Agent may reasonably specify, provide to the Administrative Agent:

                (i) a "Phase I" environmental report with respect to the underlying Real Property prepared by a qualified independent environmental expert acceptable to the Administrative Agent;

                (ii) a Certificate of a Senior Officer of Borrower setting forth all permits which it holds from Governmental Agencies with respect to construction of the MGM Grand - Atlantic City; and

                (iii) such other assurances, insurance certificates, opinions and the like as the Administrative Agent may reasonably request.

        Prior to the earliest of (A) commencement of construction of the MGM Grand Atlantic City, (B) the date upon which Borrower and its Affiliates have expended $100,000,000 for the acquisition of interests in real property in New Jersey, or (C) 60 days following a request therefor by the Administrative

Agent, Borrower and Atlantic City shall provide the Administrative Agent with one or more "LP-10" ALTA construction lenders title insurance policies (or such other lenders title insurance policies as are determined by the Administrative Agent to be the equivalent thereof). Such title insurance policy shall be issued by a title insurance company (and shall be subject to reinsurance) which is acceptable to the Administrative Agent, shall insure the Lien of such first mortgage in an amount not less than the amount of the Commitment, shall be subject only to such exceptions as are reasonably acceptable to the Administrative Agent, shall include such endorsements to coverage as the Administrative Agent may reasonably require, and shall be supported by the written commitment of such title insurance company to issue on or before the Atlantic City Completion Date its replacement ALTA title insurance policy in the same form with such title policy endorsements as the Administrative Agent may reasonably require. Thereafter, upon request by the Administrative Agent, Borrower shall cause the issuance of such endorsements to coverage to the aforementioned policy of title insurance which shall cause any thereafter acquired real property to be included in the coverage provided thereby, together with any other endorsements to coverage which are reasonably requested by the Administrative Agent for such after-acquired parcels."

                3.      Correction to Schedules.  Borrower hereby makes (and
                        -----------------------
the Administrative Agent and the Banks by execution hereof accept) the following additions to the Schedules:

Schedule 4.4 is hereby amended to add thereto references to MGM Grand Atlantic
------------
City, Inc., a New Jersey corporation which is a wholly owned direct Subsidiary of MGM Grand, Inc. having 100 shares outstanding, to DANICA, INC., a New Jersey corporation having 100 shares outstanding and to FCR BOARDWALK, INC., a New Jersey corporation having 200 shares outstanding (each of the later two corporations are direct Subsidiaries of MGM Grand Atlantic City, Inc.).

Schedule 4.7 is hereby amended to add thereto references to the following Liens
------------
existing as of the Closing Date:

        Liens related to financing statements number 93-12831, 93-12832 and 95-03594 filed with the Nevada Secretary of State's Office in favor of International Game Technology and number 96-04144 filed with the same office in favor of The CIT Group\Equipment Financing, Inc. These financing statements describe gaming equipment only and are precautionary filings relating to leases of such gaming equipment.

        A $135,879.59 claim of a mechanics lien in favor of Dal-Tile Corp. recorded in Book 951227 as document 01618.

                4.      Condition Precedent.  As a condition precedent to the
                        -------------------
effectiveness of this Amendment, the Administrative Agent shall have received executed Consents to this Amendment from Banks comprising at least the Requisite Banks.

                5.      Counterparts.  This Amendment may be executed in
                        ------------
counterparts in accordance with Section 11.7 of the Loan Agreement.

                6.      Confirmation.  In all other respects, the Loan Agreement
                        ------------
is confirmed.

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                MGM GRAND, INC., a Delaware corporation


                                By: /s/ Scott Langsner
                                    _________________________________
                                            Scott Langsner
                                        Secretary and Treasurer


                                BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                ASSOCIATION, as Administrative Agent

                                By: /s/ Janice Hammond
                                    __________________________________
                                    Janice Hammond, Vice President

                             Exhibit A to Amendment


                                CONSENT OF BANK
                                ---------------

        This Consent of Bank is delivered with reference to the Loan Agreement (the "Loan Agreement") dated as of July 1, 1996 among MGM Grand, Inc., a Delaware corporation ("Borrower"), the Banks and Co-Agents referred to therein, and Bank of America National Trust and Savings Association, as Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Loan Agreement.

        The undersigned Bank hereby consents to the execution and delivery of Amendment No. 1 to Loan Agreement (contemplating inter alia an amendment to
                                                 ----------
Section 5.13 of the Loan Agreement) by the Administrative Agent on its behalf, substantially in the form of a draft presented to the undersigned Bank.


        Date:  September ____, 1996


                                        _____________________________________
                                        [Name of Institution]


                                        By __________________________________

                                        _____________________________________
                                             [Printed Name and Title]

                                      -2-